File Number: 333-91485

                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 3 TO

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          KINGSGATE ACQUISITIONS, INC.
                          ----------------------------
                             (Name of small business
                             issuer in its charter)

     Delaware                         6770                     98-0211672
------------------------     ----------------------------   -------------------
(State of incorporation      (Primary Standard Industrial    (I.R.S. Employer
  or jurisdiction            Classification Code Number)   Identification No.)
  of organization)

                        950 11th Street, West Vancouver,
                 British Columbia V7T 2M3 Canada (604) 926-6775
         (Address and telephone number of principal executive offices)

                        950 11th Street, West Vancouver,
                 British Columbia V7T 2M3 Canada (604) 926-6775
                   (Address of principal place of business or
                      intended principal place of business)

                 Sheila G. Corvino, Esq. 811 Dorset West Road,
                       Dorset, Vermont 05251 802-867-0112
           (Name, address, and telephone number of agent for service)

    Copies to:
    Sheila G. Corvino
    Attorney at Law
    811 Dorset West Road
    Dorset, Vermont 05251
    Phone: (802) 867-0112
    Fax:   (802) 867-2468

     Approximate date of proposed sale to the public: as soon as practicable after the effective date of the registration statement and date of the prospectus.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that it shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                         CALCULATION OF REGISTRATION FEE

     No registration fee is due on a reconfirmation offering under Rule 419.

                              Cross Reference Sheet

                      Showing the Location In Prospectus of
                   Information Required by Items of Form SB-2

Part I.    Information Required in Prospectus

Item

No.          Required Item                         Location or Caption
----         -------------                         -------------------

1.         Front of Registration Statement
           and Outside Front Cover of

           Prospectus                            Front of Registration
                                                 Statement and Outside
                                                 Front Cover of Prospectus

2.         Inside Front and Outside Back

           Cover Pages of Prospectus             Inside Front Cover Page
                                                 of Prospectus and Outside
                                                 Back Cover Page of Prospectus

3.         Summary Information and Risk

           Factors                               Prospectus Summary;
                                                 Risk Factors

4.         Use of Proceeds                       Use of Proceeds

5.         Determination of Offering

           Price                                 Market for our Common Stock

6.         Dilution                              Dilution

7.         Selling Security Holders              Not Applicable

8.         Plan of Distribution                  Not Applicable

9.         Legal Proceedings                     Legal Proceedings

10.        Directors, Executive Officers,
           Promoters and Control Persons         Management

11.        Security Ownership of Certain

           Beneficial Owners and Management      Principal Stockholders

12.        Description of Securities             Description of Securities

13.        Interest of Named Experts and
           Counsel                               Legal Matters; Financial
                                                 Statements

14.        Disclosure of Commission Position
           on Indemnification for Securities
           Act Liabilities                       Statement as to
                                                 Indemnification

15.        Organization Within Last
           Five Years                            Management; Certain
                                                 Transactions

16.        Description of Business               Proposed Business

17.        Management's Discussion and
           Analysis or Plan of
           Operation                             Proposed Business -
                                                 Plan of Operation

18.        Description of Property               Proposed Business

19.        Certain Relationships and Related
           Transactions                          Certain Transactions

20.        Market for Common Stock and
           Related Stockholder Matters           Prospectus Summary;
                                                 Market for Our
                                                 Common Stock

21.        Executive Compensation                Management - Remuneration

22.        Financial Statements                  Financial Statements

23.        Changes in and Disagreements
           with Accountants on Accounting
           and Financial Disclosure              Not Applicable

PROSPECTUS

                          KINGSGATE ACQUISITIONS, INC.
                            (A Delaware Corporation)

RECONFIRMATION OFFER

     In our initial self-underwritten public offering pursuant to Rule 419 of the Securities Act of 1933, we sold 1,000,000 units at $0.10 per unit raising an aggregate of $100,000. Each unit consisted of one share of common stock and five two-year redeemable common stock purchase warrants. All the offering proceeds as well as certificates representing the shares and warrants purchased in the offering are being held in an escrow account. Pursuant to a Securities Purchase Agreement dated July 25, 2001, we have agreed to purchase all of the outstanding shares of common stock of Look Models International, Inc., a Delaware corporation ("Look Models") and all shareholders of Look Models will become our shareholders, subject to reconfirmation by the investors in our initial public offering.

     This prospectus constitutes an offer to the investors in our initial public offering to reconfirm their investments. Investors who subscribed to an aggregate of at least $80,000, representing 80% of the units sold in the offering, must elect to reconfirm their investments in order for the acquisition of Look Models International, Inc. to be ratified. Each investor shall have no fewer than twenty (20) business days and no more than 45 business days from the effective date of the post-effective amendment to notify us in writing whether the investor elects to remain an investor. We shall send by first class mail funds held in the escrow account both to investors who elect not to remain investors and those who do not respond.

     These securities have not been approved or disapproved by the securities and exchange commission nor has the commission passed upon the accuracy or adequacy of the prospectus. Any representation to the contrary is a criminal offense.

     Our shares are not listed on any securities exchange.

              ----------------------------------------------------

     This offering involves a high degree of risk. (see "risk factors" commencing on page x for special risks concerning us and the offering).

              ----------------------------------------------------

                      The date of the Prospectus is ,2001.

                                TABLE OF CONTENTS

                                                                        Page
                                                                        ----
Prospectus Summary.............................................

Summary Financial Information..................................

Risk Factors...................................................

Reconfirmation Offer Conducted in Compliance
 with Rule 419 to the Securities Act..........................

Terms of the Securities Purchase Agreement.....................

Dilution.......................................................

Use of Proceeds................................................

Capitalization.................................................

Proposed Business...............................................

Management's Discussion and Analysis............................

Management.....................................................

Statement as to Indemnification................................

Market for our Common Stock....................................

Certain Transactions...........................................

Principal Stockholders.........................................

Description of Securities......................................

Where You Can Find More Information............................

Legal Proceedings..............................................

Legal Matters..................................................

Financial Statements...........................................
  Kingsgate Acquisitions, Inc.
  Look Models International, Inc.
  Pro-forma condensed balance sheet and statement of operations

                               PROSPECTUS SUMMARY

Kingsgate Acquisitions, Inc.

     We were organized on September 28, 1999 as a vehicle to acquire or merge with a business.

     On June 7, 2000, we offered 1,000,000 units, in compliance with Rule 419 of Regulation C to the Securities Act. The offering was fully subscribed, and since offering expenses were paid from funds in our treasury, it generated both gross and net proceeds of $100,000. Pursuant to Rule 419, the proceeds of the offering as well as certificates representing the securities purchased in the offering have been placed in an escrow account.

     Since our organization, our activities have been limited to:

     + issuing the initial shares of our common stock in connection with our organization,

     + preparing the registration statement, including the prospectus, for our initial public offering,

     +    selling our initial public offering,

     + negotiating and executing an acquisition agreement with two merger candidates and

     + filing two post effective registration statements, one of which this prospectus is a part.

     We maintain our office at 950 11th Street, West Vancouver, British Columbia V7T 2M3 Canada. Our phone number is (604) 926-6775. If the acquisition of Look Models is reconfirmed by our investors, we intend to relocate our offices to Passauerplatz #1, Vienna 1010, Austria the present address of Look Models. The phone number of Look Models is 011-43-1-533-5816; its fax number is 011-43-1-535-4255; and its email address is agency@link2look.com.

Look Models International, Inc.
-------------------------------

     Look Models along with its wholly-owned subsidiaries, operate

          o    a modeling agency,

          o    a talent scout and talent development business,

          o    a promotional event management and event licensing business, and

          o    a product development and distribution business.

                          SUMMARY FINANCIAL INFORMATION

     The following is a summary of our financial information and is qualified in its entirety by our financial statements.

                               From             From         Look Models       Nine months
                              1/1/00          1/1/01         Year ended          ended        Pro-Forma
                            to 12/31/00       to 9/30/01     to 12/31/00        9/30/01          After
                                             (Unaudited)                      (Unaudited)    Acquisition
                            -----------      -----------    ------------      ----------     ------------


Statement of Income Data:
Net Sales                   $         0     $        0       $ 1,220,841        $   538,400   $   538,400
Net Loss                    $      (820)    $    (15,681)    $(1,680,438)       $(1,422,533)
 $(1,434,214)
Net Loss Per Share          $         0.00  $       0.00     $     (0.17)             (0.13)
(0.11)
Shares Outstanding
  Common                      3,000,000       3,000,000       10,138,874         10,558,973    13,500,000
  Preferred                           0               0                0                  0             0

Balance Sheet Data

Working Capital             $   106,732     $   91,051       $  (553,230)      $(1,690,635)
$(1,599,584)
Total Assets                $   107,232     $   91,551       $ 1,442,313        $   729,224   $
820,775
Long Term Debt              $         0     $        0       $         0        $         0   $         0
Total Liabilities           $       500     $      500       $ 1,819,427        $ 2,218,224   $ 2,218,724
Common stock                      3,000          3,000            10,139             10,559   $    13,500
Preferred stock                       0              0                 0                  0             0
Additional paid in capital  $   105,215     $  105,215       $ 2,565,946        $ 2,864,476   $ 2,952,586
Deficit and deficit
 accumulated during
 development stage          $    (1,483)    $  (17,164)      $(3,192,420)       $(4,614,953)
$(4,614,953)


Total Stockholders' Equity  $   106,732     $  91,051        $  (377,114)       $(1,489,000)  $(1,397,949)
    (Deficit)

                                  RISK FACTORS

     Reconfirmation of an investment in our securities involves a high degree of risk. You should carefully consider, together with the other information appearing in this prospectus, the following factors in evaluating Look Models and its business before reconfirming your investment.

We cannot assure you of the abilities or success of the Look Models management team upon whom investors must rely for our future success
---------------------------------------------------------

     We have agreed that, upon the successful completion of our business combination with Look Models, we will issue 10,500,000 shares of our common stock and our founders will transfer 1,000,000 of their shares to shareholders of Look Models so that the shareholders of Look Models will own 11,500,000 shares of a total of 13,500,000 shares or 85.2% of our issued and outstanding common stock. Therefore, the consummation of this business combination will result in a change of control to the present management of Look Models and the resignation of all our present officers and all of our directors. We can provide no assurance that the management of Look Models will successfully run the business after our acquisition.

We believe we will not be able to effect more than one business combination, thus, if this combination is approved, our investors will face risks regarding the exigencies and economic fluctuations of the modeling and fashion related marketplaces in which Look Models competes.
------------------------------------------------------------------

     Since, as a result of our acquisition of Look Models, the present stockholders of Look Models will own 85.2% of our common stock, we will not be able to negotiate more than one business combination. This lack of diversification may subject our stockholders to economic fluctuations within the industry in which Look Models conducts business. Any lack of demand for services to be rendered or products to be distributed by Look Models would have a material adverse effect on Look Models' business, operating results and financial condition.


Look Models has experienced losses and we can give no assurances that Look Models will become a profitable venture or that its products and services will achieve commercial acceptance.
------------------------------------------------------------------

     Look Models and its predecessors have experienced losses in the past two fiscal years, as it has invested heavily in the development of its event management and licensing business, as well as its product line. We can give no assurances that Look Models' new products will be accepted in the marketplace or that these products will generate revenues.


Look Models is dependent on its, President, Wolfgang Schwarz, and upon the retention of additional qualified management and technical personnel.
---------------------------------------------------------------------

     Look Models success is greatly dependent on its president and largest stockholder, Wolfgang Schwarz, due to his background, experience and contacts in the industry and his knowledge of the marketplace and its nuances. In addition, Look Models must attract and retain qualified management for the further development of its business and improvement and marketing of its products. Competition for management and marketing personnel is intense. Look Models' inability to attract additional key employees or the loss of one or more current key employees could adversely affect it in developing existing products and marketing its products to existing and future clients.

There is no public market for our securities.
---------------------------------------------------------------------

     Prior to reconfirmation of this acquisition, there will have been no public trading market for our common stock. Given the small size of the initial public offering, the relatively minimal public float, and lack of participation of a professional underwriter, there is only a very limited likelihood of any active and liquid public trading market developing for the shares. If such a market does develop, the price of our common stock may be volatile. Thus, investors run the risk that they will never be able to sell their shares. In any event, there are additional state securities laws preventing resale transactions. While we have solicited Public Securities of Spokane, Washington to be our market maker, we can give assurance that a market can be made in our securities.

We may need additional financing.
--------------------------------------------------------------------

     We have no plans to seek loan financing. While the president of Look Models has guaranteed funding for its operations through the next quarter, this guarantee is not without end. No other officers, directors or affiliates of our company or Look Models have agreed to lend money to our company or Look Models. In order to achieve and maintain our planned growth rate after the merger, which growth plan includes financing acquisitions, Look Models may have to obtain additional bank financing or sell additional debt or equity securities in public or private financing. Any such financing could dilute the interest of current shareholders. There can be no assurance that any such additional financing will be available or, if it is available, that it will be in such amounts and on the terms that will be satisfactory to Look Models.

There was no independent valuation of the shares in the acquisition transaction.
--------------------------------------------------------------------

     The number of our shares to be issued pursuant to the acquisition agreement was determined by negotiation between our company and Look Models and does not necessarily bear any relationship to Look Models' asset value, net worth or other established criteria of value and should not be considered indicative of the actual value of Look Models. Furthermore, neither our company nor Look Models has obtained either an appraisal of our respective securities or an opinion that the acquisition is fair from a financial perspective.

RECONFIRMATION OFFER CONDUCTED IN COMPLIANCE WITH RULE 419 TO THE SECURITIES ACT

     This  reconfirmation  offering is being  conducted in compliance  with Rule
419. Rule 419 requires a blank check company, prior to effecting a combination, to take certain steps. We have listed them below:


Deposit of Securities

     We have entered into an escrow agreement with Chittenden Bank which provides that:

+ Certificates representing our shares of common stock and warrants, which were issued in our initial offering, as well any other related securities resulting from stock splits, stock dividends and similar rights, are to be deposited promptly and directly into the escrow account. We have effected no stock splits or issued stock dividends or similar rights. The identity of the investors must be included on all deposited certificates. The securities held in the escrow account must be held for the sole benefit of the investors who retain voting rights. The escrowed securities may not be transferred, disposed of nor may any interest be created other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order.

+ The warrants, which are part of the units, may be exercised, provided, however, the shares of our common stock received upon exercise as well as the cash or other consideration paid to exercise them are promptly deposited into the escrow account. None of our warrants have been exercised.

+ No greater than 10% of the proceeds of the offering may be removed from escrow prior to the reconfirmation of an acquisition.

Prescribed acquisition criteria

     Rule 419 requires that before the deposited securities can be released we must first execute an agreement to acquire a business. We executed an agreement to acquire all the capital stock of Look Models. The agreement must provide for the acquisition of a business or assets for which the fair value of the business represents at least 80% of the offering proceeds, including funds received or to be received from the exercise of warrants.

Post-effective amendment

     Once the agreement to acquire a business has been executed, Rule 419 requires us to update our registration statement with a post-effective amendment of which this prospectus forms a part. This post-effective amendment must and does contain information about:

+    the proposed  acquisition  candidate  and its business,  including  audited financial statements;

+    the results of the offering; and

+ the use of the funds disbursed from the escrow account. The post-effective amendment must also include the terms of the reconfirmation offering.

Reconfirmation

     The reconfirmation must and does include the following conditions:

+ this prospectus which is contained in the post-effective amendment will be sent to each investor whose securities are held in the escrow account within five (5) business days after the effective date of the post-effective amendment;

+ each investor will be given no fewer than 20, and no more than 45, business days from the effective date of this post-effective amendment to notify us in writing whether or not he or she elects to remain an investor;

+ if we do not receive written notification from any investor within 45 business days following the effective date, the investors' escrowed securities will be returned to us and the investor's escrowed funds will be returned to the investor; and

+ unless investors representing 80% of the maximum offering proceeds of our initial public offering elect to remain investors, the acquisition of the target business, Look Models, will be unwound, deposited securities held in escrow will be returned to us and the escrowed funds will be returned to the investors.

Release of deposited securities

     Certificates representing the deposited securities may be released to investors after:

+ the escrow agent has received a signed representation from us and any other evidence acceptable by the escrow agent that we have executed an agreement for the acquisition of a business for which the value of the business represents at least 80% of the maximum offering proceeds and we have filed the required post-effective amendment;

+    the   post-effective   amendment   has   been   declared   effective;   the
     reconfirmation offer has been completed; and we have satisfied all of the prescribed conditions of the reconfirmation offer; and

+ the acquisition of the business with the fair value of at least 80% of the maximum proceeds has been consummated within 18 months from the effective date of the registration statement.

     Our  expenses   relating  to  our  initial  public  offering  and  original post-effective amendment were the following:

Escrow Fee..................................................     $    750
Securities and Exchange Commission Registration Fee.........     $  1,546
Legal Fees..................................................     $ 15,000
Accounting Fees.............................................     $  5,000
Printing and Engraving......................................     $    500
Blue Sky Qualification Fees and Expenses....................     $    500
Miscellaneous...............................................     $    400
Transfer Agent Fee..........................................     $      0
                                                                --------
TOTAL.......................................................     $ 23,696

     We are not incurring any expenses in connection with this reconfirmation offering. The following are estimated expenses for the reconfirmation offering payable by Look Models:

Securities and Exchange Commission Registration Fee.. ......     $      0
Legal Fees..................................................     $ 65,000
Accounting Fees.............................................     $ 25,000
Printing and Engraving......................................     $  3,500
Miscellaneous...............................................     $    500
Transfer Agent Fees.........................................     $  1,500
                                                                --------
TOTAL.......................................................     $ 95,500

                                    DILUTION

     The difference between the initial public offering price per share of common stock and the net tangible book value per share after this offering constitutes the dilution to investors in this offering. Net tangible book value per share of common stock is determined by dividing our net tangible book value, which is total tangible assets less total liabilities, by the number of shares of common stock outstanding.

     As of September 30, 2001, our net tangible book value was $91,051 or $0.03 per share of common stock. Excluding the $100,000 proceeds of the offering and the 1,000,000 shares issued in the offering, our net tangible book value as of September 30, 2001 was $0 or $0 per share of common stock. Net tangible book value represents the amount of our total assets, less any intangible assets and total liabilities. Our net tangible book value (deficit) as of September 30, 2001 on an unaudited pro forma combined basis, taking into account the acquisition of Look Models, Inc. and issuance of 10,500,000 shares of common stock to Look Models' present shareholders was $(1,533,501), which represents net liabilities increased by intangible assets of $135,552, or approximately $(0.11) per share, based on 13,500,000 outstanding shares of common stock. The result will be an immediate reduction in net tangible book value of $0.11 per share to our present shareholders and an immediate decrease of $0.22 per share to the public investors on a post-offering basis and post-merger basis if 80% of our stockholders (800,000 shares) ratify the acquisition and an immediate decrease of $0.21 per share on a post-merger basis if 100% (1,000,000 shares) of our stockholders ratify the acquisition. The following tables illustrate this dilution:

                                                                        80%      100%

 Public offering price per share                           $.10

 Net tangible book value per share
 before the offering                           $0.0

 Increase per share attributable
 to new investors                              $0.03
                                                ----
                                               $0.03
 Decrease per share attributable to
   Acquisition of Look Models                  (0.14)
                                               -----


 Pro forma net tangible book value
         Per share with the offering
         And acquisition of Look Models                    ($0.11)       ($0.11) ($0.12)
                                                           -------       ------   ------
Dilution per share to
new investors                                              $0.21         $0.21   $0.22
                                                           =====         ======  =====

 Proforma net tangible book value per share                (0.11)        (0.11)  (0.12)
                                                           =====         ======  =====
 Post-merger dilution per share to new
  investors                                                $0.21          $0.21  $0.22
                                                           =====         ======  =====


     The tables are based upon the potential acquisition of Look Models, the possible issuance of 10,500,000 shares of common stock to present Look Models stockholders, the total issued and outstanding shares being equal to 13,500,00 and the respective assumptions that 100% and 80% of the investors reconfirm their investment.

                  TERMS OF THE SECURITIES PURCHASE AGREEMENT

     The terms of our acquisition of Look Models are set forth in a securities purchase agreement, dated July 25, 2001, by and among us, our founding stockholders, Look Models International, Inc. and the stockholders of Look Models International, Inc.

     The agreement includes the following terms:

o Each of our stockholders who purchased units in our initial public offering and who accepts the reconfirmation offer shall continue to own our units, in accordance with the terms of the securities purchase agreement.

o Each of our stockholders who purchased units in our initial public offering and who rejects the reconfirmation offer will be paid his or her pro rata share of the amount in the escrow account or approximately $.09 per unit.

o Unless our stockholders holding at least 80% of the units elect to remain stockholders, the acquisition of Look Models, will be unwound, the deposited securities held in escrow will be returned to us and the escrowed funds will be returned to our stockholders.

o If the acquisition is ratified, all issued and outstanding shares of common stock of Look Models shall be exchanged for an aggregate of 10,500,000 of our shares of common stock, in proportion to the holdings of the Look Models stockholders. In addition, our founding stockholders will transfer to the Wolfgang Schwarz, 1,000,000 of their shares. The former stockholders of Look Models will own 11,500,000 shares of our common stock representing 85.2% of the combined entity.

o If the acquisition is ratified, our founders will transfer a portion of their shares to the following parties in consideration of various services. In addition, our public stockholders will sell a portion of their units at their purchase price to the following parties. R. Scott Barter acted as a finder for this transaction. He will be issued 125,000 shares of the founders' stock and will be given the opportunity to purchase 125,000 units from the public stockholders at their purchase price. Jack Rubinstein will act as advisor to the company in respect of locating key executives and strategic alliances as well as in the provision of product marketing advice. He will be issued 125,000 shares of the founders' stock and will be given the opportunity to purchase 125,000 units from the public stockholders at their purchase price. Richard Cohen will act as an advisor to the company in connection with the management and marketing expertise gained from his business experience, including but not limited to his service as the former president of General Media, Inc.

o If the acquisition is ratified, Look Models has agreed to pay our counsel's legal fees in connection with this post-effective registration statement. In consideration of all prior legal services Mrs. Corvino has rendered to our company, including the preparation of our last post-effective amendment, and in lieu of additional cash compensation, our founders intend to award her 125,000 shares of their common stock. If the acquisition is ratified, our stockholders will give her the opportunity to purchase 125,000 of their units.

o If the acquisition is ratified, we will reduce the number of warrants contained in the units from five to two.

     Effect on current management

     We will pay no fees or other compensation to present management or our affiliates nor have we entered into or intend to enter into any understandings for any future arrangements that will result in income for current management or our affiliates. None of our management or directors will be a part of Look Models' management or its board. No person associated with our company will receive any form of compensation for the acquisition transaction different than the reconfirming stockholders.

     Our board of directors believes that our acquisition of Look Models represents a good investment opportunity for our stockholders and recommends that investors in our public offering elect to accept this reconfirmation offering.

     Accounting Treatment

     Although we are the parent corporation, for accounting purposes, our acquisition of Look Models is treated as the acquisition of us by Look Models. This is known as a reverse acquisition and a recapitalization of Look Models. Look Models is the acquirer for accounting purposes because the former Look Models stockholders will receive the larger percentage of our common stock and voting rights than our current stockholders. The fiscal year will remain the same as both our company and Look Models have the same fiscal year, December 31.

                                 USE OF PROCEEDS

     We raised $100,000 from the sale of units in our initial public offering. Both gross and net proceeds of the offering were $100,000 as all costs associated with the offering were paid from funds in our treasury. Pursuant to Rule 15c2-4 under the Securities Exchange Act of 1934, all offering proceeds were placed in escrow. None of the escrowed funds were released to us prior to this reconfirmation offering. Pursuant to Rule 419, after all of the units are sold, we released $10,000, representing 10% of the escrowed funds, to pay expenses of this offering and to update our financial statements as well as to comply with our reporting obligations.

     We will request the escrow agent to release all remaining funds held in escrow when our acquisition of Look Models is consummated to be used by the post-merger management in its sole discretion.

                                                          Percentage
                                                        of net proceeds
                                        Amount          of the offering
                                      ---------         ---------------
Expenses of updating our
  Financial statements and
  Preparing first post-effective
  Amendment*,**                         $10,000                 10%


Balance of offering Proceeds
   to be used by Look Models as
   working capital                       $90,000                90%


*    primarily legal and accounting

** Management of Look Models has agreed to pay legal and auditing fees which associated with this post effective amendment. It is estimated that legal and auditing fees will amount to approximately $90,000.


     If the acquisition is confirmed, there will be 2,000,000 warrants outstanding. Upon exercise of these 2,000,000 warrants, Look Models will receive gross proceeds of $2,000,000. We intend to use 40% of the warrant proceeds to pay outstanding officer loans and 60% of the warrant proceeds for marketing our cosmetics and accessory lines. Although Mr. Schwarz is currently owed $875,652, in order to avoid using company revenue to pay his loan, he has agreed to postpone payment of this amount until such time as additional money is raised vis-a-vis the warrant exercises.

                                PROPOSED BUSINESS

Forward-looking Statements

     Certain statements contained under this caption and elsewhere in this prospectus regarding matters that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. All statements that address operating performance, events or developments that our management or the management of Look Models expects to incur in the future, including statements relating to sales and earnings growth or statements expressing general optimism about future operating results, are forward-looking statements. These forward-looking statements are based on Look Models management's current views and assumptions regarding future events and operating performance. Many factors could cause actual results to differ materially from estimates contained in these forward-looking statements. The differences may be caused by a variety of factors, including, but not limited to, adverse economic conditions, competitive pressures, inadequate capital, unexpected costs, lower revenues or net income, the possibility of fluctuation and volatility of our operating results and financial condition, inability to carry out marketing and sales plans and loss of key executives, among other things.


History of our company and of the transaction

     We were organized on September 28, 1999 as a blank check company, which is essentially a vehicle to pursue a business combination. We offered our securities to the public pursuant to Rule 419 and closed our offering, raising proceeds of $100,000 on July 27, 2000. After we closed our offering, we initially located Sky E-Com, a company our management believed to be a suitable acquisition target, entered into an agreement to acquire it and filed a post-effective registration statement documenting the transaction. However, after receiving comment from the Securities and Exchange Commission that Sky E-Com was an unsuitable target as it might not be considered to be an operating business, we terminated the transaction. After this transaction was terminated, our officers and directors diligently looked for an acquisition candidate. In early July 2001, our attorney informed us that she learned of an international modeling agency that was seeking to be a public company. Negotiations were commenced and a securities purchase agreement between the parties was signed on July 25, 2001. None of our officers or directors had any preliminary contact or discussions with any representative of Look Models regarding a business combination until subsequent to the close of our offering.

     Under Rule 419, we cannot acquire a target business unless its fair value represents 80% of the offering proceeds. For this purpose, offering proceeds includes the aggregate exercise price of the warrants which are part of the units. To determine the fair market value of Look Models, our management examined its preliminary financial statements, other books and records, its business plan, its prospects, its negotiations with potential customers, its contracts with models, sponsors and with suppliers of its products and other aspects of its business which our management thought material. Based on its analysis, our management concluded that the market value of Look Models is $10,000,000.

Employees

     We presently have no employees. Look Models has twenty-six (26) total employees, of which twenty three (23) are full time employees and three (3) are freelance.

Facilities

     We are presently using the office of our President, Barney Magnusson, at no cost, as our office, an arrangement which we expect to continue until the consummation of our acquisition of Look Models. We presently do not own any equipment, and do not intend to purchase or lease any equipment prior to the consummation of the acquisition.

     Look Models does not own any real estate, but has a protected lease on its offices in Vienna pursuant to Austrian law. As a result, Look Models has an indefinite leasehold. Look Models owns and leases sophisticated computer and graphic production equipment for photo shoots, Internet activities, and events. It owns other personal property and business furniture in its business premises.

Description of the Business of Look Models International, Inc.

     Business Development:

     In 1979, Mr. Wolfgang Schwarz, president, chief executive officer and chairman of the board of Look Models International, Inc. and its subsidiaries, launched a series of European contests for models using the name "The face of the 80's". In 1986 he started the Look of the Year contest in Austria and Hungary, and achieved considerable success with that concept. In 1986, he formed an Austrian company under the name Wolfgang Schwarz Sport- und Kultwveranstaltungen GmbH, Vienna. This company later changed its name to Look Eventmanagement GmbH, and is now a wholly owned subsidiary of Look Models International. In 1987, Mr. Schwarz established the first Eastern European modeling agency in Hungary using the name "The Girls and Boys", which also became a market leader. In 1989, Mr. Schwarz and John Casablancas of the Elite Modeling Agency in New York, one of the leading model agencies in the world, agreed to develop the Look of the Year contest in 15 countries in Central and Eastern Europe. It has been an extremely successful business initiative for Mr. Schwarz, and since 1993, Look has become the large supplier of new faces to the modeling world.

     From 1994 to the present, Mr. Schwarz has built Look Models into a prestigious European contest platform and modeling agency, while continuing to discover and promote new faces. He has helped discover top models like Teresa Maxova, Nina Moric, Svetlana, Tatjana Dragovic and others, and has launched the careers of many others. Look Models currently represents high profile models, such as Naomi Campbell, Linda Evangelista, Karolina Kurkova or Viera in Europe, as well as many rising stars. Mr. Schwarz has formed several affiliated companies through which he operates the following businesses:

     o    a modeling agency,

     o    a talent scout and talent development business,

     o    a promotional event management and event licensing business, and

     o    a product development and distribution business.

     The corporate structure of Look Models International and its affiliates is as follows:


[GRAPHIC OMITTED]


     Look Models International, Inc. is a holding company that was organized under the laws of the State of Delaware on June 12, 2000. On September 26, 2000, Look Models acquired all the issued and outstanding stock of Fordash Holdings Ltd., a Bahamian holding company organized in July 1999 and 100% owner of all Look Models affiliates. The interests of Fordash are wholly owned by Monti Fiduciaria S.A., in trust for Wolfgang Schwarz. As originally intended, Mr. Schwarz wanted an equity partner who would share in the company's operations, fund-raising and management. Mr. Schwarz anticipated that Look Models would be used as the vehicle to accomplish this goal, that the interests would be divided up and that as a bonus, Mr. Schwarz through Fordash would receive an equity distribution of one million dollars. This transaction was terminated and Mr. Schwarz extinguished the $1,000,000 payable having determined that it was not in the best interest of the company to take a distribution at that time. Instead, the transfer was treated as a recapitalization, as the shareholders of Look Models acquired all the stock of Fordash. In addition, Mr. Schwarz determined that a Delaware holding company would be a good vehicle through which to enter the U.S. equity marketplace.

     The remaining elements of the Look Models family of companies are as follows: Fordash owns all the issued and outstanding stock of Look Eventmanagement GmbH, an Austrian company organized in 1986 under the name Wolfgang Schwarz Sport- und Kultwveranstaltungen GmbH, Vienna. Look Eventmanagement owns all the issued and outstanding stock of two companies, Look Model Management GmbH, an Austrian company, and Look Model Management spol sro, a Czech Republic company.

Business of Issuer
------------------

     Look Models and its  subsidiaries  operate its business in three  segments:
Event Management, Model Management and Product Development and Distribution.


     Event Management:

     Look Eventmanagement GmbH operates an event management and model scouting business. It sources new models and organizes model search and contest events. These events are sponsored by a wide variety of companies, including hotels, manufacturers and national airlines, such as Hilton Hotels, Timex and Austrian Airlines and are attended by agents and industry professionals in the hope of signing on new models. The selected models' contracts are signed through Look Model Management. In addition to hosting these events itself, Look Eventmanagement licenses to third parties the right to operate these events, and obtains a license fee and continued royalties pursuant to such licenses.

     During 1999 and 2000, the company decided to create brand awareness for the Look name, its products, and its business model. Accordingly, Look Eventmanagement organized national and international model search and contest events. Initially, the company funded all these events itself, in order to enhance its reputation and build its brand. Look Models intends to generate continued revenue from these relationships by entering into licensing agreements and sponsorship deals.

     The structure of a licensing deal is that Look Eventmanagement is paid an initial licensing fee between $15,000 and $50,000 and retains a portion of the revenue generated from sponsors of the events. Examples of companies that have sponsored Look Eventmanagement events include:

         NOKIA                                     PROCTOR & GAMBLE
         LUMENE                                    ABSOLUT
         CASINOS AUSTRIA                           DINERS CLUB
         DIVA                                      PEUGEOT
         PEEK & CLOPPENBURG                        CASALL
         HABARI                                    SONY MUSIC
         BMG                                       MANGO
         CHRYSLER CORPORATION                      MERCEDES BENZ
         LUFTHANSA                                 L'OREAL
         REPLAY                                    INTERCONTINENTAL HOTELS
         SHIMAN                                    PLANET HOLLYWOOD
         UNILEVER                                  LE MERIDIEN
         LAUDA-AIR                                 CHAMPAGNE POMMERY
         MARBERT                                   AUSTRIAN AIRLINES
         WARSTEINER                                MARTINI
         OIL OF OLAY                               MARRIOTT HOTEL
         PANTENE                                   LEVI STRAUSS AND COMPANY
         HILTON HOTELS                             HOLIDAY INN
         ELIZABETH ARDEN

     In the event marketing, licensing and sponsorship businesses, Look Models targets companies with expertise in event marketing, and is focusing its efforts to sign up licensees in major European markets. In 2001, Look Models through Look Event Eventmanagement targeted several countries in which it will seek to develop strategic licensing relationships, including Germany, Slovakia, Czech Republic, Hungary, Turkey, Greece, Portugal, Sweden, Russia, Luxemburg, Romania and the Baltic nations. Look Models also intends to solicit franchises in these countries for the Look and Catwalk branded products. In addition, the event management company is designing a new, worldwide Internet oriented model contest in order to further generate revenues through licenses and sponsorship fees.


     The model search and contest process also provides Look Models with a steady stream of young models that join its portfolio of faces for future placement.


         Model Management:

     Look Model Management GmbH ("Look Model Management") operates a model agency in Austria, while Look Model Management spol sro operates a model agency in the Czech Republic ("LMM Czech"). These companies contract with models and place them at other agencies around the world as well as directly with clients, such as public relations firms, cosmetics and clothing companies, consumer goods companies, airlines, and so forth.


         Other clients of modeling agencies typically include the following:

     o    Advertising companies / agencies;

     o    Photographers and Production Agencies;

     o    Designers;

     o    Fashion Event Organizers;

     o    Media;

     o    Film and Video Production Companies (Commercials).

     Currently, Look Models through Look Model Management and LMM Czech has contracted with approximately 250 models worldwide. Look Models currently represents high profile models, such as Naomi Campbell, Linda Evangelista, Karolina Kurkova and Viera Schottertova in Europe, and, although no assurance can be given, expects to continue to offer services to such high profile, established models. In addition, Look Models strategy, through Look Model Management is to invest in the future of young models in the hope that it will benefit when these models develop in their careers. However, no assurance can be given that Look Models will ever receive a return on its investment in a significant number of its models due to a variety of factors, such as changing consumer tastes, personal difficulties of the models, emotional inability to perform in the modeling world, lack of modeling assignments, economic downturns, more affordable replacements for models.

     The revenue that Look generates from its modeling agencies generally mirrors the following formula, which is industry standard: For every booking, the modeling agency that has the rights to the model's activities and promotion (the "mother agency") receives 40%, 20% from the model and 20% from the clients for direct bookings. If a model is placed with a partner or affiliated agency, the "mother company" usually receives 10% for a national and 20% for international campaigns.

     Look Models is currently constructing what it believes to be the first internet portal with a software that will guarantee worldwide bookings online. The web-site is located at www.link2look.com. Look Models intends to its portal web-site aggressively and, while no assurance can be given, believes that this global booking structure is the future of the business. Nina Ricci, Paris, Grey Germany, and NEWPORT News USA, are a few clients that have already taken advantage of utilizing Look Models' new software.

     In addition, part of Look Models' business plan is to form, acquire and/or develop strategic relationships with other model agencies in the world's top markets. Look Models believes that combined with its Internet booking services, such acquisitions will give it a large share of the global markets.

         Product Development and Distribution:

     Look Models is currently developing a line of cosmetic products, lingerie and accessories under the brand names "Look" and "Catwalk" aimed at the young female market worldwide. Look Models works with Uli Petzold, an internationally renowned designer who is a director of Look Models, in the creation of these products. Look Models has applied much of its 1999, 2000 and 2001 revenues to finance its product line and web site development, as management believes this is a good investment in future revenue production. Look Models has already developed perfume, eau de toilette, body milk, body splash and perfume towelettes and has produced 35,000 units of the fragrance and cream products, and 500,000 promotional perfume towelettes. These products are being distributed by Douglas Parfumerie, an exclusive purveyor of fragrances and cosmetics that has approximately 800 locations in Europe, and one store in the US, located at Grand Central Station in New York. To date, the Look Models and Catwalk branded products can be found in three countries, Austria, Czech Republic and Slovakia. By the end of this year, these should be available in Turkey. To date the company has sold more than 7,000 units of fragrance and cream, and 150,000 towelettes.

     Look Models believes that it has developed products with superior ingredients, sophisticated packaging, and innovative characteristics. While no assurances can be given, Look Models believes that its products will generate substantial revenue. It is currently developing aromatherapy, sunscreen and what it believes to be very trendy items oriented towards the modeling industry. This division is developing lingerie, outfits for sports and leisure, swimsuits, beachwear, travel and cosmetics bags, and other items that it believes models prefer and that will be desirable to the young female population. Look Models has developed four sample collections of "cult items" such as leather jackets, caps, model backpacks, workout outfits and lingerie. However, this collection is not yet in production and Look Models has entered into no contract for their distribution.

     On November 15, 2001, Look Models entered into a five year, renewable International Production and Distribution Agreement with Dialpack, Inc., a German corporation, pursuant to which it has obtained, among other things, the worldwide right to promote and distribute a patented cosmetics dispenser under the company's Look Models and Catwalk labels. Look Models will also act as Dialpack's exclusive distributor in Eastern Europe for all uses of the product and in North America for specific model-related uses. The product is a two cartridge dispenser that can adjust the amount of filler dispensed from each cartridge with the turn of a dial. Look Models intends to distribute a line of suncreen products that can deliver any range of sun protection factor (SPF) by dialing the front of the container. It also anticipates distributing a foundation makeup that can range in shade according to a turn of the dial. As a result of the agreement with Dialpack, Look Models has entered into a three-year Product Distribution Agreement on December 5, 2001 with Models Prefer, Inc., a Connecticut corporation. Under this agreement, Look has granted exclusive U.S. distribution rights for the distribution of a moisturizing make up in the Dialpack dispenser so long as it met pre-set milestones. Models Prefer anticipates marketing this product over televised distribution channels, such as QVC. In addition, Under the terms of the Product Distribution Agreement, Look Models is guaranteed minimum purchases of the dispenser, which are expected to generate revenues to Look Models of approximately $575,000.00, $900,000.00, and $1.2 million over each of the three years ending November 30, 2002, 2003 and 2004, respectively. In addition, the exclusivity provision of this agreement provides that the above revenues will double in the event that Models Prefer exercises its exclusivity rights.

     The company also intends to build value in its brand names so that it can license its brand name to other manufacturing and distribution companies. Look Models may form a wholly owned subsidiary to conduct these operations.

Distribution methods of the products or services
------------------------------------------------

     Through Look Eventmanagement, a scouting network is utilized to source and contract with the models. Look Eventmanagement's employee's and independent contractors travel to various events to find new models. They call, write and meet with various companies to sponsor these events and to license the right to hold Look Model contests.

     Look Models presently distributes its cosmetic products through Douglas Parfumerie. It will seek the services of other distributors as well as use its in-house staff and its president to market its products to large cosmetic companies, department stores and catalogue companies.

     Look Modelmanagement booking agents use phone, fax, in person meetings and the Internet to place models with other agencies as well as directly with clients.

     Look Models also anticipates utilizing its web-site as a distribution tool to market is products as well as place its models.

     Look Models also intends to build value in its brand names in order to build sales and attract sponsors and licensees. Its model contests have been televised in Turkey and it has staged press events such as large outdoor runway presentations in Vienna to launch its products.

Competition

     We face intense competition with respect to marketing our own brand of fragrance, cosmetic items and health and beauty aid products. We compete with major health and beauty aid companies, as well as fragrance and cosmetic companies who have well-established product lines, spend large sums for advertising and marketing and have far greater financial and other resources than we do. We also compete with these companies for shelf space and product placement in various retail outlets. The distribution of health and beauty aid products is also extremely competitive. We compete with pharmaceutical wholesalers that carry health and beauty aid products, as an accommodation for their customers. Many of these wholesalers have greater financial and other resources than we do. We believe that we compete on the basis of our development of a superior line of products that will be marketed to the young female market worldwide as the type of products models prefer. In addition, we believe that the innovative and patented Dialpack product will generate much interest and substantial revenue.

     The apparel industry is highly competitive and fragmented, and is subject to rapidly changing consumer demands and preferences. We believe that our success will depend in large part upon our ability to anticipate, gauge and respond to changing consumer demands and fashion trends in a timely manner and upon the appeal to consumers of the Look and Catwalk brand image. We will compete with numerous apparel manufacturers and distributors and several well-known designers. Many of our competitors have greater financial resources than we do. Although the level and nature of competition differ among our product categories, we believe that we will compete on the basis of our brand image, quality of design, workmanship and product assortment.

     The modeling business is highly competitive, globalized and fragmented, and is also subject to changing demands and preferences. In the modeling industry, there is a low capital requirement to begin operations, and consequently Look Models has estimated that there are over twelve thousand (12,000) modeling agencies worldwide. There is a high cost to the clients for use of models, and the fixed costs tend to be uniform worldwide. There is often little loyalty between models and agencies, and reputation and local connections are some of the key factors that distinguish agencies. Look Models believes that its reputation has earned it much model loyalty. In addition, its model contest and scouting network have resulted in a stream of new talent for its modeling agencies. Look is the top modeling agency in Austria, the Czech Republic, Slovakia and Yugoslavia based on its reputation, model loyalty, and ability to place its models all around the world. Look Models methods of competition include, its scouting network, its unique Internet booking system, as well as what it considers its leverage on its reputation and loyalty of its models.

Sources and availability of raw materials
-----------------------------------------

     Look Models relies on its scouting network to source new faces and contract with these models. Look Models believes it has great reach and influence in terms of attracting modeling talent from the Eastern Block countries, which forms the basis of its new model intake, and a large part of the current trend in the industry.

        We source products through numerous suppliers. We seek to achieve the most efficient means for timely delivery of our high quality products.

     We do not own any production equipment. The products we distribute are manufactured and supplied by independent foreign and domestic companies. Many of these companies also manufacture and supply health and beauty aid products, fragrances and cosmetics for many of our competitors. We purchase our cosmetics and fragrances products from manufacturers selected by our creative director based on best price and terms through XODESIGNGROUP, a company with which Mr. Petzold was formerly associated. We purchase the patented two cartridge dispensers we will now distribute from Dialpack, Inc. We are presently sourcing manufacturers of our clothing and accessory line.

Patents, trademarks, licenses, franchises, concessions, royalty agreements or labor contracts, including duration.
------------------------------------

     Look Models has filed a trademark application with the United States Patent and Trademark Office for the mark "Look Models" in International Class 003. This application was filed on January 19, 2001, and has been assigned Serial Number 76/199318. Look Models has also registered the mark "Look Models" in Belgium, the Netherlands, Luxembourg, Bosnia and Herzegovina, Bulgaria, Croatia, Czech Republic, France, Germany, Hungary, Italy, Latvia, Poland, Portugal, Romania, Russian Federation, Slovakia, Slovenia, Spain, Switzerland, Yugoslavia, Lithuania, and the United Kingdom, under the Madrid Agreement and the Madrid Protocol. The mark is filed in International Classes 003, 35, 41 and 42. The Registration Number is 739 473, and the date of the registration is May 2, 2000.

                    Management's Discussion and Analysis of
                  Financial Condition and Results of Operations

     You should read the following discussion and analysis together with the "Pro Forma Condensed Combined Financial Information" and the accompanying introduction and notes, as well as the Look Models combined financial statements and their accompanying notes, included elsewhere in this prospectus. This discussion and analysis is a presentation by the management of Look Models of their financial condition and result of their operations, as our company will assume their business operations.

     Certain statements contained under this caption and elsewhere in this prospectus regarding matters that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. All statements that address operating performance, events or developments that our management or the management of Look Models expects to incur in the future, including statements relating to sales and earning growth or statements expressing general optimism about future operating results are forward-looking statements. These forward-looking statements are based on Look Models management's current views and assumptions regarding future events and operating performance. Many factors could cause actual results to differ materially from estimates contained in these forward-looking statements. The differences may be caused by a variety of factors, including, but not limited to, adverse economic conditions, competitive pressures, inadequate capital, unexpected costs, lower revenues or net income, the possibility of fluctuation and volatility of our operating results and financial condition, inability to carry out marketing and sales plans and loss of key executives, among other things.

Overview of our Business

General

     Look Models operates a model management and event management business. Look Models is also distributing in Europe, perfume, eau de toilette and body splash products under name "Catwalk." Furthermore, Look Models also distributes, pursuant to a Distribution Agreement with Dialpack, a German corporation, Dialpack's patented dispenser in Europe, under the names "Catwalk" and "Look," and is distributing the dispenser in the United States to a Connecticut corporation which sells its products, under the name "Models Prefer," over the televised shopping channel, QVC.

     The model management business mediates models in Vienna, Prague, Warsaw and Bratislava. Part of the model management business is a division we call model movement. Model movement places models with partner agencies around the world. The event management company is designing a new, worldwide Internet oriented model contest in order to further generate revenues through licenses and sponsorship fees. We believe that both model management and model movement will increase their volume though our Internet portal.

Foreign Exchange Issues

     Look Models reports its financial data in Austrian Schillings. The attached financial statements have been converted into U.S. Dollars at the rate reported as of the date of the relevant financial statements. Although we cannot predict future changes in currency exchange rates, the continued strength of the United States dollar against Western European currencies, particularly the Euro, if sustained during the remainder of 2001 and 2002, would continue to have an adverse effect on our operating revenue.

     Most Western European countries use the Euro as their single currency, while still continuing to use their own notes and coins for cash transactions. Beginning in January 2002, new Euro-denominated notes and coins will be issued and local currencies will be withdrawn from circulation. The Euro conversion has not had, and we currently anticipate that it will not have, a material adverse effect on our financial condition, income or cash flows.

Currency

     Look Models will report its financial statements in U.S. dollars, and U.S. dollars will be the currency in which Look Models will value and determine all its transactions, revenue, and bookings.


                         LOOK MODELS INTERNATIONAL, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                     YEARS ENDED DECEMBER 31, 2000 AND 1999


                                                 December 31, 2000                 December 31, 1999
                                                        USD                               USD
                                                 -----------------                 ----------------

Sales                                          $      1,220,841                 $        915,136
Cost of Sales                                          (839,754)                        (549,480)
                                                    ------------                  --------------
Gross margin                                            381,087                          365,656
                                                   -------------                  --------------

Selling expenses                                      (574,378)                         (494,372)
Administrative expenses                             (1,412,701)                         (218,746)
                                                  --------------                   --------------
Loss from operations                                (1,605,992)                        (347,462)

Other income (expense)
Interest expense                                       (48,127)                          (55,195)
Other, net                                             (26,319)                          (16,288)
                                            ---------------------------        ------------------
Net loss                                      $     (1,680,438)                $        (418,945)

                                            ==================                 ==================

                 Results of Operations 2000 compared with 1999


     Look Models increased its sales by 33.4% from 1999 to 2000. Look Models posted sales figures for the year ended December 31, 2000 of $1,220,841, up from its sales of $915,136 for the year ended December 31, 1999. Look Models' gross margin increased nominally from $365,656 in 1999 to $381,087 in 2000, and Look Models posted a net loss in 2000 of $1,680,438, up from $418,945 in 1999. This increase in the net loss is reflective of Look Models' increase in spending on the development of its traditional lines of business, and its development of the event management and product distribution businesses, as well as new corporate structuring, development of the merchandising products, and the investment in hardware and software for our Internet booking portal.

     Look Models believes it has made the bulk of its necessary investment in its new businesses.

     The increased net loss has not affected Look Models' business development and operations, as Look Models raised $2,135,965 in 2000 and 2001 by the sale of small equity stakes to private investors. The private investors were all non-U.S. persons, as defined in Regulation S of the 1933 Securities Act. Look Models used this investment to pay down long term debt, fund its new business operations, develop new markets and expand its services, as well as to pay for the costs of completing this transaction.

               September 30, 2001 Compared with September 30, 2000

     Revenue for the period ending September 30, 2001 shows a decrease from revenue for the period ending September 30, 2000 due to the inclusion in 2000 of revenue from a contract for Naomi Campbell. Revenue for the period ending September 30, 2001 was $538,400, and revenue for the period ending September 30, 2000 was $954,859. This unusual income early in 2000 is the primary reason for the disparity in revenue for September 30, 2000 compared with September 30, 2001. Revenue for the first three quarters of the year is traditionally slow for Look Models. Look Models generally books more than 50% of its annual revenues in the last quarter of the year. The cost of sales of $205,756, for the period ending September 30, 2001, is significantly lower than the cost of sales in the period ending September 30, 2000 of $468,843, due to Look Models' cost reductions and overhead controls. Accordingly, there was a considerable increase in Look Models' gross margin for the period ending September 30, 2001. Specifically, the gross margin for the period ending September 30, 2000 was 50.1%, but, for the period ending September 30, 2001, the gross margin was 61.8%. Selling expenses and administrative expenses for the period ending September 30,2001, as compared to the selling expenses and administrative expenses for the period ending September 30, 2000, however, show a considerable increase. This is because of the additional expenses and cost structure incurred by Look Models in preparing for this transaction, and in upgrading its accounting and financial controls and its staffing in Europe and the United States. Look Models also increased spending on its website development, and on the LOOK MODEL SEARCH International Final, a signature event in the search for new models. As a result of the above expenditures, Look Models showed an increased loss for the period ending September 30, 2001 as compared with the period ending September 30, 2000. Look Models expects its revenue in the last quarter of 2001, together with the revenue from the Distribution Agreement discussed in Section (ii) of the Liquidity and Capital Resources Section hereunder, to cause its year-end figures to be an improvement on the interim financial data reported herein.

                         Liquidity and Capital Resources

Working Capital, Debt and Liquidity.

     Although Look Models has a shareholders' deficit as of September 30, 2001, of $1,489,000, Look Models believes that it will have the capital resources for the next twelve (12) months in order to operate its business due to (i) the International and Product Distribution Agreement it entered into with Dialpack and the Product Distribution Agreement it entered into with Models Prefer, Ltd., and (ii) the commitment from its primary shareholder to fund up to one-quarter (1/4) of Look Models' operating expenses for the 2002 financial year, as well as the following:


(i) There are several trends, events or uncertainties that have, or are reasonably likely to have, a material impact on Look Models' short-term or long-term liquidity.

     Look Models is currently negotiating to obtain private equity capital from one, or a number of private investors as part of a private placement of its stock. This private placement is intended to increase both the short-term, and the long-term liquidity position of Look Models. Look Models intends to use this financing for working capital, and to cover the transaction costs it will incur in the next several months, as well as to complete an acquisition of a modeling agency in a major market. (See Planned Acquisitions, below). Look Models hopes that its Internet booking system, as well as the maturity in age of its models database, and the execution of several pending licensing transactions will add to its short-term liquidity. Look Models' is attempting to license its "Look" and "Catwalk" brands for franchise purposes, and to increase the number of licensees of its brands. Turkey and Russia are two markets where the "Look" brand will be developed and the "Catwalk" products will be sold. Look Models is not aware of other known trends, events or uncertainties, other than general business upswings or downturns that will have a material impact on its short-term or long-term liquidity.

(ii) Look Models' internal and external sources of liquidity are as follows:

     Externally, Look Models hopes to continue its past strategy of obtaining funding from the sale of its stock to outside investors, some of whom are already current shareholders of Look Models. Internally, Look Models expects to fund its operations from revenues and acquisitions using stock, and expects to continue its growth in revenues, while stabilizing its expenses. Look Models has entered into an International Production and Distribution Agreement with a German corporation, whereby Look Models has obtained, amongst other things, the worldwide rights to promote and distribute a patented cosmetics dispenser under the "Look Models" and "Catwalk" brands, and to distribute the dispenser in the United States under additional brand names. Accordingly, Look Models has entered into a three-year Product Distribution Agreement with a U.S. company. Pursuant to this agreement, Look Models has granted distribution rights to Models Prefer Ltd., a Connecticut corporation for the distribution of the dispenser over televised distribution channels. Under the terms of the Product Distribution Agreement, Look Models is guaranteed certain minimum purchases of the dispenser, which are expected to generate revenues to Look Models of a minimum of $575,000.00, $900,000.00, and $1.2 million, over each of the three years ending November 30, 2002, 2003 and 2004, respectively. In addition, the exclusivity provisions of this agreement provide that the above revenues will double in the event that Models Prefer Ltd. exercises rights to exclusive supply of the dispenser in the United States.

(iii)There are several trends, events or uncertainties that have, or are reasonably likely to have a material impact on Look Models' net sales or revenues or income from continuing operations:

     Look Models expects that its Internet booking system, as well as the maturity in age of its models database, the length of time that it has supported certain models, and the execution of several pending licensing transactions, as well as its distribution agreements, will add to its short-term liquidity. Look Models is not aware of other known trends, events or uncertainties, other than general business upswings or downturns that will have a material impact on its short-term or long-term liquidity.

Net Cash Used in Investing Activities.

     Look Models has no major material commitments for capital expenditures, as it has already expended the majority of necessary funding in developing its licensing and brand extension businesses, but Look Models will need working capital to continue to purchase inventory of dispensers, perfume, eau de toilette and body splash. Look Models is currently developing a new range of products and is attempting to negotiate royalty based contracts with large cosmetic companies for these products. Look Models also intends to license products under its brand names, particularly to licensees that will sponsor the LOOK MODEL SEARCH International Final. Look Models also has commitments to various entities and individuals for transactional fees, disbursements, professional fees, and other related costs in conjunction with completing this transaction. These costs are not expected to exceed $250,000.00, and Look Models intends to finance these expenditures internally from revenue, but primarily, Look Models intends to use investment capital to make such expenditures.

Seasonality

     There are seasonable aspects that can have a material effect on the financial condition or results of operation of Look Models as it generally books over 50% of its annual revenues in the last quarter of the year. Partially offsetting the seasonality is the fact that Look Models has a presence in various markets, a slowdown in one market is sometimes offset by buoyancy in another market, resulting in such fluctuations having a less overall effect on Look Models' annual revenue stream.

                                    Business

                              Planned Acquisitions

     As Look Models believes it would be more cost effective to acquire existing agencies in certain markets, rather than to open up new offices in said markets, Look Models has commenced preliminary discussions for one acquisition, but it has no formal or advanced plans for an acquisition as of the date of this filing. Look Models plans to make acquisitions of modeling agencies in some of the world's modeling centers, such as New York, London, Paris, Milan, and Munich. Look Models may also seek to purchase companies, or assets that will benefit, or assist its production and distribution capabilities in its cosmetics business. Look Models intends to use its stock, in large part, to finance these acquisitions.

                  Expected Market, Product, Region of Influence

     Look Models anticipates that its services will continue to be demanded by many young girls from Eastern Europe seeking to enter the modeling world. Look Models also anticipates it will be sought out by aspiring models in the Western world once it has established a presence in one or more major modeling markets. Look Models currently represents high profile models, such as Naomi Campbell, Linda Evangelista, Karolina Kurkova and Viera Schottertova in Europe, and expects to continue to offer services to such high profile, established models. Another expected market is the concentration on developing young models, and benefiting from the successful development of this young model talent. In the event marketing, licensing and sponsorship businesses, Look Models targets companies with expertise in event marketing, and is focusing its efforts to sign up licensees in major European markets. In 2001 Look Models signed agreements in Portugal, Germany, Czech Republic, Slovakia, Turkey, Poland, Hungary, Russia, Yugoslavia, Luxemburg and Romania.

     In the cosmetics business, Look Models targets the young female market in Europe. Look Models hopes to establish a brand name in Europe before launching its products in the United States. Look Models plans to extend its product line to develop products that are identified with its models, such as handbags, accessories, sunglasses, and so forth. Look Models is developing four sample collections of "cult items" such as leather jackets, caps, model backpacks, workout outfits and lingerie.

                 Projected Financial Information and Management

Expectation on the Nature of Future Business1

1. Licenses and Sponsoring:

     Beginning in 1999 and continuing through 2001, Look Models decided to create awareness for its brand name, its products, and its business model. Accordingly, Look Models invested in, and developed partnerships with outside parties for the purpose of organizing national and international model search events. Initially, Look Models funded all the model search events itself, in order to develop a reputation as a leader in the search for new faces. The model search process also provides Look Models with a steady stream of young models that join Look Models' portfolio of faces for future placement. Look Models now intends to generate revenue from these relationships by entering into licensing and sponsorship deals. In 2002, Look Models will be focusing on exploiting both existing and new markets, and hopes to negotiate licensing and sponsorship deals.

The structure of a licensing deal is as follows:

     Look Models is paid an initial licensing fee of anywhere from $15,000.00 - $50,000.00 per country, and retains a portion of the revenue from sponsors at the events.

2. Merchandising:

     Look Models has invested heavily in product development and marketing, and has developed a superior line of products that will utilize its "Look Models", and its "Catwalk" brands. The products are aimed at the young female market worldwide. Look Models has developed products with superior ingredients, sophisticated packaging, and innovative characteristics. The products being developed are perfume, eau de toilette, body milk, body splash, perfume towelettes, aromatherapy, sunscreen, and lingerie. Look Models works with Uli Petzold, an internationally renowned designer who is a director of Look Models, in the creation of these products. So far, Look Models has a presence in Austria, the Czech Republic, Slovakia and Turkey.

     As discussed above, Look Models has entered into an International Production and Distribution Agreement with Dialpack, a German corporation, whereby Look Models has obtained, amongst other things, the worldwide right to promote and distribute Dialpack's patented cosmetics dispenser under the "Look Models" and "Catwalk" brands. Further, Look Models has entered into a three-year Product Distribution Agreement with Models Prefer Ltd ("Models Prefer"). Under this agreement Look Models has granted exclusive distribution rights to Models Prefer for the distribution of the dispenser over televised distribution channels. Under the terms of the Product Distribution Agreement, Look Models is guaranteed minimum purchases of the dispenser, which are expected to generate revenues to Look Models of approximately $575,000.00, $900,000.00, and $1.2 million over each of the three years ending November 30, 2002, 2003 and 2004, respectively. In addition, the exclusivity provision of this agreement provides that the above revenues will double in the event that Models Prefer exercises its exclusivity rights.

3. Modeling and licensing:

     Through the acquisition of agencies in major markets, Look Models hopes to increase its revenue stream. Additionally, due to the fact that at least thirty
(30) of its models will be finishing school this year, Look Models expects to add to its revenue base from these new faces, as these models will be able to generate additional revenue due to the fact that they will have completed their studies.

     Without the acquisition of "big market" agencies, Look Models, based upon historical figures, would expect to increase its revenue by 20%-25% per annum.


4. E-Commerce:

     Given that this is the first time that a model agency network has built a fully operating model booking portal, there are no historical figures to use for revenue projections herein. We believe that the portal will increase revenues and decrease operating expenses, without taking revenue from the existing modeling business. The portal will allow Look Models to book models worldwide by electronic means without interfering with the models' local agency's office and the current base of operation of the models. As these transactions will be new, they will not be taking revenue from Look Models' existing modeling business. Look Models will promote its portal aggressively and believes that this global booking structure is the future of the business. Nina Ricci, Paris, Grey Germany, and NEWPORT News USA, are a few clients that have already taken advantage of utilizing Look Models' new software.


     The sources of income for the e-commerce division are:

     1.   Modeling commissions;

     2.   Portal advertising revenue; and

     3.   Revenue from portal links; and

     4.   Product sales.

Description of Material Risks and Management's strategy of offset risk

     Look Models effectively invests in the future of young models in the hope that it will benefit when these models develop in their careers. Look Models may never receive a return on its investment in a significant number of its models due to a variety of factors, such as changing consumer tastes, personal difficulties of the models, emotional inability to perform in the modeling world, lack of modeling assignments, economic downturns, more affordable replacements for models, to name a few. Look Models also faces the risk that its models may dishonor contracts they have with the agency, refuse to sign contracts with the agency, or leave the agency to join another agency. Look Models plans to issue shares of stock to each of its models as an incentive to remain with Look Models, and to build loyalty and an ownership mentality in its models. Additionally, management intends to closely marshal and enforce its contractual relationships with all its models, and with the outside agencies with which Look Models shares bookings, and, therefore, fees.

Recently issued accounting standards:

     In June 1998, the Financial Accounting Standards Board issued SFAS No 133, "Accounting for Derivative Instruments and Hedging Activities". This statement, as amended, is effective for fiscal years beginning after June 15, 2000. Currently, Look Models does not have any derivative financial instruments and does not participate in hedging activities. Therefore, management believes that SFAS No 133 will not impact Look Models' consolidated financial statements.

     In December 1999, the staff of the Securities Exchange Commission issued Staff Accounting Bulletin ("SAB") No. 101,"Revenue Recognition in Financial Statements" SAB No. 101, as amended by SAB No. 101A and SAB 101B, was effective no later than the fourth fiscal quarter of fiscal years beginning after December 15, 1999. SAB No. 101 provided the Staff's view in applying generally accepted accounting principles to selected revenue recognition issues. Look Models believes that it complies with the accounting and disclosure described in SAB No. 101.

     In July 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 141, "Business Combinations", and SFAS No. 142, "Goodwill and Other Intangible Assets". SFAS No. 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. Use of the pooling-of-interests method will be prohibited on a prospective basis only. SFAS No. 142 changes the accounting for goodwill from an amortizations method to an impairment-only approach. Look Models is currently evaluating the impact that the adoption of the SFAS No. 141 and SFAS No. 142 will have its financial condition and results of operations.

     In August 2001, the FASB issued SFAS No. 144, "Accounting for Impairment of Disposal of Long-Lived Assets", which addresses accounting and financial reporting for the impairment of disposal of long-lived assets. This statement is effective for Look Models on January 1, 2002. Look Models does not expect that adoption of this standard will have a material effect on its results of operations or financial position.

Synopsis of Kingsgate Transaction:

     Pursuant to a Securities Purchase Agreement dated July 25, 2001, (the "Purchase Agreement") Look Models' shareholders have agreed to sell all of their outstanding shares of common stock to Kingsgate Acquisitions, Inc., a Delaware corporation ("Kingsgate"). As a result of the Purchase Agreement, all shareholders of Look Models will become shareholders of Kingsgate. On the effective date of the Purchase Agreement, Look Models' shareholders will exchange all of their shares of Look Models common stock for 10,500,000 shares of the common stock of Kingsgate, in proportion to the holdings of its shareholders. In addition, Look Models' management will receive 1,000,000 shares of Kingsgate common stock from the stockholders of Kingsgate. Look Models' shareholders, thereby, will own 11,500,000 of the 13,500,000 issued and outstanding shares of Kingsgate, or 85.2% of Kingsgate.

                                   MANAGEMENT

     Our officers and directors and further information concerning them are as follows:


    Name                              Age                   Position
Barney Magnusson(1)(2)                 48                 President, Treasurer
950 - 11th Street,                                        and a Director
West Vancouver,
British Columbia V7T 2M3

Leslie McGuffin(1)(2)                  47                  Secretary and a
950 - 11th Street,                                         Director
West Vancouver,
British Columbia V7T 2M3


(1) May be deemed our "Promoters" as that term is defined under the Securities Act.

(2)  Barney Magnusson and Leslie McGuffin are husband and wife.

     Barney Magnusson recently became chief financial officer and secretary of CST Coldswitch Technologies Inc., a Vancouver - based private technology company developing platform photonic fiber optic technology. From 1996 to 1998, he was vice-president, corporate development, chief financial officer and director of Patricia Mines Inc., a Toronto - based mining company, listed on the Vancouver Stock Exchange, the major asset of which was the Island Gold Project located near Hemlo, Ontario. From 1994 to 1995, Mr. Magnusson was a principal of ADX Trading Group, a financial derivative and stock trading enterprise. That company's activities included trading futures, options on futures and stocks and stock trading together with system design, testing and implementation for other parties. From 1985 to 1993, he was chief financial officer, secretary/treasurer and director of Dayton Mines Inc., based in Vancouver, British Columbia and listed on both the Toronto Stock Exchange and American Stock Exchange. Dayton Mines operated a mine in Chile that produced 140,000 ounces of gold per year.

     From 1986 to 1988, Mr. Magnusson was vice-president finance and a director of High River Gold Mines Ltd., a Vancouver-based mining company listed on the Toronto Stock Exchange, with a 50% interest in the Britannia Mine, Manitoba that produced 80,000 ounces of gold per year. From 1982 to 1985, he was chief financial officer and director of Brohm Resources Inc., based in Vancouver, British Columbia, and listed on the Toronto Stock Exchange, which was the predecessor to Dakota Mining Inc., headquartered in Denver, Colorado. Brohm operated the Gilt Edge Mine in South Dakota. In 1981, he was principal of Venture Capital Associates, a Vancouver based venture capital firm that focused on startup companies. In 1981, he was controller of First City Developments Inc., a Vancouver based international real estate company owned by First City Trust. Mr. Magnusson received his Bachelor of Arts from Simon Fraser University, Vancouver, British Columbia in 1978. He is a chartered accountant and a member of the Canadian Institute of chartered accountants and Institute of the Chartered Accountants of British Columbia.

     Leslie McGuffin has been president of Western Legal Publications, a Vancouver - based law publishing company, since 1995. From 1991 to 1995, she was legal information systems coordinator for Ladner Downs, barristers and solicitors in Vancouver, British Columbia. Ms. McGuffin served as managing director of British Columbia International Commercial Arbitration Centre, located in Vancouver, British Columbia, from 1988 to 1989. From 1981 to 1988, she was managing editor of Carswell Legal Publications, Vancouver, B.C. Ms. McGuffin received her Bachelor of Laws from the University of Alberta, Canada and her Bachelor of Arts with Honors from Trinity College, University of Toronto, Canada.

     At the conclusion of the reconfirmation offer, both Barney Magnusson and Leslie McGuffin intend to resign from our board of directors and Wolfgang Schwarz and Uli Petzold, officers and directors of Look Models, will be appointed to our board of directors.

     Wolfgang Schwarz, 49 - Chief Executive Officer, President, Chairman of the Board and Treasurer of Look Models and its subsidiaries: Mr. Schwarz is an Austrian entrepreneur. In 1974, after a short modeling and acting career, he founded a modeling agency called "The Girls and Boys", which became the dominant force in the industry in Austria, where it commanded a 75% share of the local market. The Girls and Boys thereafter expanded its business activities to Germany. In 1979, Mr. Schwarz launched a series of European contests for models using the name "The face of the 80's". In 1986 he started the Look of the Year contest in Austria and Hungary, and achieved considerable success with that concept. In 1986, he formed an Austrian company under the name Wolfgang Schwarz Sport- und Kultwveranstaltungen GmbH, Vienna. This company later changed its name to Look Eventmanagement GmbH, and is now a wholly owned subsidiary of Look Models International. In 1987, Mr. Schwarz established the first eastern European modeling agency in Hungary using the name "The Girls and Boys", which also became a market leader. In 1989, Mr. Schwarz and John Casablancas of the Elite Modeling Agency in New York, one of the leading model agencies in the world, agreed to develop the Look of the Year contest in 15 countries in Central and Eastern Europe. It has been an extremely successful business initiative for Mr. Schwarz, and since 1993, Look has a large supplier of new faces to the modeling world. From 1994 to the present, Mr. Schwarz has built LOOK Models into a prestigious European contest platform and modeling agency, while continuing to discover and promote new faces. He has helped discover top models like Teresa Maxova, Nina Moric, Svetlana, Tatjana Dragovic and others, and has helped launch the careers of supermodels Naomi Campbell, Linda Evangelista and Karen Mulder in Europe.

     Uli Petzold Age 41, Director and Creative Director was born in Frankfurt Germany and moved to Nuremberg after obtaining his Abitur. There he completed an apprenticeship as a furrier in the studios of Marco International. By 1982 he was designing furs for Ansel & Ansel in Montreal Canada. After Montreal, New York and Tokyo, he accepted a call from Balenciaga Paris to head the fur division under the then director of Karl G. Kunert. The two formed a team, creating collections that were very successful, first and foremost in Japan and the United States. At the age of 27, Uli Petzold opened an atelier in the Avenue Victor Hugo, Paris and designed his own apparel lines under the label Petzold Paris. At the same time, he also opened for his German customers a studio in Bad Homburg. A contract with Jindo International to become a chief designer of the European Division took him back to Asia. Back to Europe, he designed a Petzold women's wear collection that the garment manufacturer Wiedekind licensed in place of Daniel Hechter Paris. Parallel to the stepwise development and extension of his own design company in Germany and USA, he ran a Petzold store under franchise in Germany. Later, Mr. Petzold designed the trend collection for a period of five seasons for AKZO, wrote copy for his own column in the Italian fashion press "Nella Moda di Uli Petzold", and received (as the only German) the "Oscar of the Haute Couture" for furs in 1985 and 1986 from the Academy of Fashion in Turin, Italy. From 1991 to 1993, he headed the international Terndtables as official trend advisor for prestigious trade fair Interstoff in Frankfurt.

     Since 1995 his personal interests on design changed more and more to graphic, packaging, industrial and interior design. He stared to create his own home collection and was hired to design special interest products by the Ritzenhoff AG. Within a short period of time his name became well known in the scene. From 1996 to 1997, he was asked by Mercedes Benz AG to design and develop a new corporate showroom interior. By the end of 1997 the first two branches were opened in Germany. The design was licensed by Uli Petzold to implement the concept worldwide. In 1998 he moved back to the USA. Since then he has operated the creative studios of the XODESIGNGROUP in Frankfurt Germany with his partner Kay Witte, and in Miami Beach, USA. Currently, Mr. Petzold operates Petzold New

York, Inc., which conducts an international license business in in New York, N.Y. Following is a partial list of Mr. Petzold's clients:

o        Mercedes Benz, Germany
o        Ritzenhoff, Germany
o        Ziegler, Deutschland
o        Procter & Gamble / Cosmetic Division, London
o        Henkel / Cosmetic Division, Morris Italia
o        Dolce & Gabbana / EuroItalia
o        Marbert, Duesseldorf / Italia
o        LookModels, Vienna
o        Sahra Lee, London
o        Cosmopolitan Cosmetics / Wella
o        VarioTec / VarioSun, Deutschland
o        BMG, Berlin, New York / Special Marketing Group
o        Bayer Leverkusen / Haarmann & Reimer / Fine Fragrance Division
o        Ideal Standard
o        Geberit AG
o        Friedrich Grohe AG
o        Leifheit AG
o        SIGG AG
o        Spring AG
o        Fissler GmbH
o        Schott Glas
o        BIC Deutschland GmbH
o        Zwilling J.A. Henkels AG
o        Rittal
o        Rittal Corporation
o        CompAir Drucklufttechnik GmbH
o        Mannesmann VDO AG
o        MTD-Products AG
o        CLAAS GmbH
o        Komatzu Hanomag
o        AGRIA-Werke GmbH
o        Berner GmbH
o        Sanyo Fischer Vertriebs GmbH
o        Metz-Werke GmbH & Co.KG


     Erwin Krause, 40, received his degree in Economic and Social Sciences from the University of Vienna in 1985. In 1986, together with Carl Zwernex, he took over the management of Zwerenz & Krause Group (www.zwerenz-krause.at), a real estate firm. In 1995, Carl Zwerenz and Erwin Krause separated their business activities and since that date to the present, Zwerenz & Krause has been majority owned and managed by Erwin Krause.

     Warren Kirshenbaum, Secretary, 35, Mr. Kirshenbaum is an attorney and practices in the areas of transactional corporate, immigration, trademark and securities law. From 1993 to 1995 he was a staff attorney at Prudential Securities. From 1995 to November 2000, he was a partner at his own law firm, Kirshenbaum & Kirshenbaum, PLLC. From November 2000 to July 27, 2001, he was a partner at Goetz Fitzpatrick in New York. From August 2001 to the present he serves as a partner at Eaton & Van Winkle in New York. He earned his juris doctor degree from New England School of Law and an LL.M in corporate law from New York University School of Law. He is admitted to the Bar in New York, Connecticut and the District of Columbia as well as the U.S. District Courts for the Southern and Eastern Districts of New York. He is a member of the American Bar Association, is a Panel Member of the Legal Referral Service of the Association of the Bar of the City of New York and is a member of the Let's Talk Business Network. He is fluent in Dutch and has a working knowledge of German.

    Remuneration
    ------------

     None of our officers or directors has received nor will receive any cash remuneration since our inception until the conclusion of the reconfirmation offer. No remuneration of any nature has been paid for or on account of services rendered by a director in that capacity. None of our present directors will receive any compensation either before or after the confirmation for acting as a director.

     Wolfgang Schwarz has a renewable five year employment agreement with Look Models dated June, 2000. He is paid a yearly salary of $350,000.

                                 MANAGEMENTENTS
                         STATEMENT AS TO INDEMNIFICATION

     Section 145 of the Delaware General Corporation Law provides for indemnification of our officers, directors, employees and agents. Under Article XI of our by-laws, we will indemnify and hold harmless to the fullest extent authorized by the Delaware General Corporation Law, any of our directors, officers, agents or employees, against all expense, liability and loss reasonably incurred or suffered by such person in connection with activities on our behalf. Complete disclosure of relevant sections of our certificate of incorporation and by-laws is provided in Part II of the registration statement. This information can also be examined as described in "Further Information."

     We have been informed that in the opinion of the SEC, indemnification for liabilities arising under the Securities Act, which may be permitted to our directors, officers or control persons pursuant to our certificate of incorporation and by-laws is against the public policy as expressed in the Securities Act and is, therefore, unenforceable.


                           MARKET FOR OUR COMMON STOCK

     Prior to the date of the prospectus, no trading market for the our common stock has existed. Pursuant to the requirements of Rule 15g-8 of the Securities Exchange Act, a trading market will not develop prior to or after the effectiveness of our post-effective registration statement while certificates representing the shares of our common stock and warrants which constitute the units remain in escrow. We can offer no assurance that a trading market will develop upon the acquisition of the common stock of Look Models and the subsequent release of the stock and warrant certificates from escrow.

     We have retained Public Securities, Inc., Spokane, Washington, a broker-dealer registered with the NASD, to act as lead market maker for our units, common stock and warrants and to make application for the listing of our units, shares of common stock and warrants on the OTC Bulletin Board. No assurance can be given that our units will be accepted for listing on the OTC Bulletin Board

     The 2,000,000 shares of our common stock issued to our founding stockholders are "restricted securities" as that term is defined in the Securities Act. In a recent letter from the Commission's Division of Small Business to the NASD, the Commission stated its position that Rule 144 is inapplicable to founders of blank check companies who transfer securities either before or after the reconfirmation of an acquisition. However, we believe that upon the date of confirmation, our company is no longer a blank check company and the time clock under Rule 144 should commence. In the alternative, we must register the shares of the founding stockholders, in order for them to sell their shares of our common stock on the public market.

                              CERTAIN TRANSACTIONS

     We were incorporated in the State of Delaware on September 28, 1999. Between September 28, 1999 and September 30, 1999, we sold an aggregate of 2,000,000 shares of our common stock to thirteen persons at $.01 per share, for a total cash consideration of $20,000.

     In July 7, 2000, we sold 1,000,000 units at $.10 per unit to investors in our initial pubic offering. Three of our founding stockholders, Turf Holding Ltd., Partner Marketing AG and The Pembridge Capital Establishment, purchased 100,000, 100,000 and 60,000 units, respectively, in our initial public offering.

     We entered in a securities purchase agreement, which has been since terminated, to acquire Sky E-Com.

     On July 25, 2001, we entered into a securities purchase agreement with Look Models International, Inc. If the acquisition is ratified, all issued and outstanding shares of common stock of Look Models shall be exchanged for an aggregate of 10,500,000 of our shares of common stock, in proportion to the holdings of the Look Models stockholders. In addition, our founding stockholders will transfer to Wolfgang Schwarz, 1,000,000 of their shares. The former stockholders of Look Models will own 11,500,000 shares of our common stock representing 85.2% of the combined entity.

                             PRINCIPAL STOCKHOLDERS


     The table on the following page sets forth certain information regarding the beneficial ownership of our common stock as of the date of the prospectus, and as adjusted to reflect the acquisition of Look Models. As 10,500,000 shares of our common stock will be issued to Look Models shareholders, they will receive that number of shares equal to 85% of their current holdings.

+    each  person  who is known by us to own  beneficially  more  than 5% of our outstanding common stock;

+    each of our officers and directors; and

+    all of our directors and officers as a group.

                      After Offering               After Acquisition
  Name/Address          Shares of                     Shares of
  Beneficial           Common Stock  Percent of      Common Stock  Percent of
  Owner                Beneficially    Class        Beneficially     Class
  Offering                Owned        Owned           Owned         Owned

Barney Magnusson(1)(2)   200,000        6.7%          100,000         0.74%
950 11th Street
West Vancouver
British Columbia
V7T 2M3 Canada

Leslie McGuffin(1)(2)     50,000        1.7%           25,000         0.19%
950 11th Street
West Vancouver
British Columbia
V7T 2M3 Canada

Tradewinds Investments   190,000        6.3%           80,000         0.59%
Ltd.
Shirley House
50 Shirley Street
Nassau, Bahamas

Turf Holding Ltd.(3)     290,000        9.7%          145,000         1.07%
Oakridge House
5 West Hill Street
Nassau, Bahamas

CCD Consulting,          190,000        6.3%           95,000         0.70%
Commerce Distribution
AG Glockengasse 4
Postfach 1220
4001 Basel
Switzerland

The Pembridge
Capital Establishment(4) 240,000        8.0%          120,000         0.89%
P. O. Box 1617
Meierhofstrasse 5
Vadus FL-9490
Liechtenstein

Seloz Gestion & Finance  190,000        6.3%           95,000         0.70%
SA
Boulevard St. Georges 71
1211 Geneva 4
Switzerland

Partner Marketing AG(3)  290,000        9.7%          145,000         1.07%
Landweg 1
6052 Hergiswil
Switzerland

U. K. Menon              190,000        6.3%           95,000         0.70%
28, Jalar 17/21 C
Peteling Jaya
Selangor
Malaysia

Otto Zimmerli            190,000        6.3%           95,000          0.70%
Poststrasse 2
9050 Appenzil
Switzerland

Netizen(5)
Goodman's Bay Corporate
Centre
West Bay Street and Sea
View Drive
P.O. Box CB-10976
Nassau, Bahamas                                       4,975,343         36.55%

Nautilus
Nautilus Management
Consulting GmbH
Gloriettegasse 29
1130 Wien
Austria                                               1,764,000         13.07%

Monti Fiduciaria S.A.(5)
Via Laizzari 2a,6(degree) Piano
6900 Lugano
Switzerland                                            1,680,000        12.44%

Wolfgang Schwarz(5)
Passauerplatz #1,                                      1,000,000         7.4%
Vienna 1010, Austria

Warren Kirshenbaum
Eaton & Van Winkle
3 Park Avenue-16th Floor
New York, New York 10016                                 273,000         2.02%

Ulrich Petzold
1410 West 24th Street
Miami, FL  33140-4523                                    210,000         1.56%

Total Officers                                           125,000         0.93%
and Directors
(2 Persons prior to
acquisition)

Total Officers                                         8,138,343         60.28%
and Directors
(3 Persons after
acquisition)

(1) May be deemed "Promoters" as that term is defined under the Securities Act and are our only officers and directors.

(2) Barney Magnusson, President, Treasurer and a Director, and Leslie McGuffin, Secretary and a Director, are husband and wife. They disclaim ownership of each other's shares.

(3)  Includes 100,000 shares purchased in the initial public offering.

(4)  Includes 60,000 shares purchased in the initial public offering.

(5)  Beneficially owned by Mr. Wolfgang Schwarz.

     None of the current stockholders have received or will receive any extra or special benefits that were not shared equally by all holders of shares of our common stock.

Prior Blank Check Companies Involvement

     None  of  our  officers,   directors,   founders,  promoters  or  principal
stockholders has been involved as a principal of a blank check company.

                            DESCRIPTION OF SECURITIES

Common Stock

     We are authorized to issue 45 million shares of common stock, $.001 par value per share, of which 3,000,000 shares are issued and outstanding. Each outstanding share of common stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by their holders at meetings of the stockholders.

    Holders of our common stock

+ have equal ratable rights to dividends from funds legally available therefor, if declared by our board of directors;

+ are entitled to share ratably in all of our assets available for distribution to holders of common stock upon our liquidation, dissolution or winding up;

+ do not have preemptive, subscription or conversion rights, or redemption or sinking fund provisions; and

+ are entitled to one non-cumulative vote per share on all matters on which stockholders may vote at all meetings of our stockholders.

     All shares of our common stock which are part of the units, or which underlie the warrants, will be fully paid for and non-assessable when issued, with no personal liability attaching to ownership. You and other holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of outstanding shares voting for the election of directors can elect all of our directors if they so choose and, in such event, the holders of the remaining shares will not be able to elect any of our directors. At the completion of our acquisition of Look Models, the officers and directors and other stockholders of Look Models will beneficially own at least 85.2% of the outstanding shares of our common stock and will be in a position to control all of our affairs.

Preferred Stock

     We may issue up to 5,000,000 shares of our preferred stock from time to time in one or more series. As of the date of the prospectus, we have issued no shares of preferred stock. Our board of directors, without further approval of our common stockholders, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights, liquidation preferences and other rights and restrictions relating to any series of our preferred stock. Issuances of additional shares of preferred stock, while providing flexibility in connection with possible financings, acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of other of our securities and may, under certain circumstances, have the effect of deterring hostile takeovers or delaying changes in management control.

Redeemable Common Stock Purchase Warrants

     You and other holders of our warrants which are part of the units may exercise them for a period of two years commencing the date of the prospectus. Each warrant entitles the holder to purchase one share of our common stock at an exercise price of $1.00. Our common stock underlying the warrants will, upon exercise of the warrants, be validly issued, fully paid and non-assessable.

     We may redeem our warrants, at any time, for $0.001 per warrant, if we provide 30 days' prior written notice, if the closing bid price of our common stock, as reported by the market on which our common stock trades, exceeds $1.25 per share for any twenty consecutive trading days ending within ten days prior to the date of the notice of redemption. If we are unable to qualify our common stock underlying the warrants for sale in certain states, holders of the warrants in those states will have no choice but either to sell their warrants or allow them to expire.

     We have delivered to the escrow agent certificates representing five warrants for each unit purchased. If the transaction with Look Models is ratified, the number of warrants for each unit will be reduced to two. These certificates will be sent, after the effective date of this reconfirmation offer and a favorable vote of our stockholders holding 80% of the units, to investors who have voted to approve the acquisition of Look Models. Thereafter, you and other warrantholders may exchange your certificates for new certificates of different denominations, and you may exercise or sell them. However, we can offer no assurance that a market in the warrants will develop.

     You may exercise your warrants by surrendering the warrant certificate, with the form of election to purchase printed on the reverse side of the warrant certificate properly completed and executed, together with payment of the exercise price, to us or the warrant agent. You may exercise your warrants in whole or from time to time in part. If you exercise fewer warrants than are evidenced by a warrant certificate, we will issue a new warrant certificate for the number of unexercised warrants.

     Warrantholders are protected against dilution of the equity interest represented by the underlying shares of common stock upon the occurrence of certain events, including stock splits, recapitalizations and the issuance of stock dividends. If we merge, reorganize or are acquired in such a way as to terminate the warrants, they may be exercised immediately prior to such action. In the event of liquidation, dissolution or winding up, holders of the warrants are not entitled to participate in our assets.

     For the life of the warrants, holders are given the opportunity to profit from a rise in the market price of our common stock. The exercise of the warrants will result in the dilution of the book value of our common stock at the time of exercise and would result in a dilution of the percentage ownership of existing stockholders. The terms upon which we may obtain additional capital may be adversely affected during the period in which the warrants remain exercisable. Warrantholders may be expected to exercise them at a time when we would, in all likelihood, be able to obtain equity capital on terms more favorable than the exercise price of the warrants.

     We may not call the warrants for redemption if there does not exist an effective registration statement relating to the underlying shares. Warrantholders may not be able to exercise their warrants if they have not been qualified for sale under the laws of the state where the warrantholder resides. A call for redemption could force the warrantholder to accept the redemption price, which, in the event of an increase in the price of the stock, would be substantially less than the difference between the exercise price and the market value at the time of redemption.

Reports to Stockholders

     We intend to furnish our stockholders with annual reports containing audited financial statements as soon as practicable after the end of each fiscal year. Our fiscal year ends on December 31st.

Dividends

     We have only been recently organized, have no earnings and have paid no dividends. Look Models likewise has no earnings and has paid no dividends. The combined company, in all likelihood, will use its earnings, if any, to develop its business and does not intend to declare dividends for the foreseeable future.

Transfer Agent

     We have appointed Olde Monmouth Stock Transfer Co., Inc., 77 Memorial Parkway, Suite 101, Atlantic Highlands, New Jersey 07716 as transfer agent for our shares of common stock and warrants.

Certain Income Tax Consequences

     In our management's opinion, our acquisition of Look Models is intended to qualify as a "tax-free reorganization" for purposes of the United States federal income tax so that our stockholders and the stockholders of Look Models subject to United States taxes will not recognize gain or loss from the transaction. In addition, the transaction is not intended to result in the recognition of gain or loss to either us or Look Models in the respective jurisdictions where each of us is subject to taxation. We have not obtained an opinion of counsel nor a ruling from the Internal Revenue Service. You should consult your own tax advisors as to the specific tax consequences of our acquisition.

                       WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the Commission under the Securities Act, a post-effective registration statement relating to the reconfirmation the acquisition of Look Models. We have not included in the prospectus all of the information in the registration statement and the attached exhibits. Statements of the contents of any document are not necessarily complete. Copies of these documents are contained as exhibits to the registration statement. We will provide to you a copy of any of any referenced information if you contact us at 950 11th Street, West Vancouver, British Columbia V7T 2M3 Canada, Attention:
Chief Financial Officer, telephone (604) 926-6775.

     As of the effective date of the post-effective registration statement, we will be a reporting company and will be subject to the reporting requirements of the Securities Exchange Act. We will file periodic reports voluntarily in the event that our obligation to file such reports is suspended under Section 15(d) of the Securities Exchange Act. Our filings may be inspected and copied without charge at the Commission, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following regional offices: Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of our filings can be obtained from the Public Reference Section of the Commission, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. We have filed this registration statement and will file all future registration statements and other documents and reports electronically through EDGAR, the Electronic Data Gathering, Analysis and Retrieval System. These documents are publicly available through the Commission's Internet World Wide Web site at http://www.sec.gov/.

     We intend to furnish to our stockholders, after the close of each fiscal year, an annual report relating to our operations containing audited financial statements examined and reported upon by an independent certified public accountant. In addition, we may furnish to our stockholders, from time to time, such other reports as may be authorized by our board of directors. Our year - end is December 31.

     You can also call or write us at any time with any questions you may have. We would be pleased to speak with you about any aspect of our business and the offering.

     Until 90 days after the date when the escrowed funds and certificates representing the common stock and warrants are released from escrow, all dealers effecting transactions in the units, the shares or warrants contained in the units, or the shares underlying the warrants may be required to deliver a prospectus.

                                LEGAL PROCEEDINGS

     We are not a party to, nor are we aware of any existing, pending or threatened lawsuits or other legal actions.

                                 EXPERTS

     Sheila Corvino, Esq., 811 Dorset West Road, Dorset, Vermont is passing upon the validity of the shares of common stock and the warrants constituting the units and the shares of common stock underlying the warrants which are the subject of this reconfirmation offer.

     Our financial statements as of the period ended December 31, 2000 and for the nine month period from January 1, 2001 to September 30, 2001, included in this prospectus and in the registration statement, have been so included in reliance upon the reports of Thomas P. Monahan, independent certified public accountant, included in this prospectus, and upon the authority of said firm as experts in accounting and auditing. The financial statements as of the period ended December 31, 2000 and for the nine month period from January 1, 2001 to September 30, 2001, included in this prospectus and in the registration statement, have been so included in reliance upon the reports of Horwath Gelfond Hochstadt Pangburn, P.C., independent certified public accountants and consultants, included in this prospectus, and upon the authority of said firm as experts in accounting and auditing.

                              FINANCIAL STATEMENTS

     The following are our financial statements, with independent auditor's report, for the period from inception, September 28, 1999, to December 31, 2000; unaudited financial statements for the nine month period from January 1, 2001 to September 30, 2001, audited consolidated financial statements of Look Models for the years ended December 31, 1999 and 2000, unaudited financial statements for the nine month period from January 1, 2001 to September 30, 2001 and a consolidated pro-forma balance sheet.

                          REPORT OF INDEPENDENT AUDITOR



To The Board of Directors and Shareholders of Kingsgate Acquisitions, Inc. (a development stage company)

     I have audited the accompanying balance sheet of Kingsgate Acquisitions, Inc. (a development stage company) as of December 31, 2000, and the related statements of operations, changes in stockholders' equity, and cash flows for the period from inception, September 28, 1999, through December 31, 1999 and for the year ended December 31, 2000. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

     I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

     In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Kingsgate Acquisitions, Inc. (a development stage company) as of December 31, 2000, and the related statements of operations, changes in stockholders' equity, and cash flows for the period from inception, September 28, 1999, through December 31, 1999 And for the year end December 31, 2000 in conformity with generally accepted accounting principles.

     The accompanying financial statements have been prepared assuming that Kingsgate Acquisitions, Inc. (a development stage company) will continue as a going concern. As more fully described in Note 2, the Company is a blank check company that is dependent upon the success of management to successfully complete a self underwriting and locate a potential business to acquire and may require additional capital to enter into any business combination. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans as to these matters are described in Note 2. The financial statements do not include any adjustments to reflect the possible effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the possible inability of Kingsgate Acquisitions, Inc. (a development stage company) to continue as a going concern.



                                /s/Thomas Monahan
                                 ----------------------------
                                 THOMAS MONAHAN
                                 Certified Public Accountant

Paterson, New Jersey
July 15, 2001

                          KINGSGATE ACQUISITIONS, INC.
                          (A development stage company)

                                 BALANCE SHEET


                                                     December 31,
                                                         2000
                                                      -----------

ASSETS

Current assets
  Cash                                                 $    7,344
  Escrowed funds receivable                                99,888
                                                       ----------
  Total current assets                                    107,232



     Total                                             $  107,232
                                                        ==========



LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
 Accrued liabilities                                   $     500
                                                       ---------
 Total current liabilities                             $     500



STOCKHOLDERS' EQUITY

  Preferred stock, $.001 par value;
   5,000,000 shares authorized;
   -0- shares issued and outstanding

  Common stock, $.001 par value;
  45,000,000 shares authorized;
  At December 31, 2000 there were 3,000,000
  shares issued and outstanding respctively.               3,000


  Additional paid-in capital                             105,215

  Deficit accumulated during the
  development stage                                       (1,483)
                                                       ---------
     Total stockholders equity                           106,732
                                                       ---------
     TOTAL LIABILITIES AND
        STOCKHOLDERS' EQUITY                           $ 107,232
                                                       =========


                      See notes to financial statements.

                          KINGSGATE ACQUISITIONS, INC.
                          (A development stage company)

                             STATEMENT OF OPERATIONS



                                          For the period          For the
                                          from inception         year ended
                                        September 28, 1999       December 31,
                                       to December 31, 1999         2000
                                       --------------------     -------------


Income                                          $   -0-            $   -0-

Costs of goods sold                                 -0-                -0-
                                                  ------            -------

Gross profit                                        -0-                -0-

Operations:
 General and administrative                         685                820
 Depreciation and Amortization                      -0-                -0-
                                                  ------            -------

Total costs                                         685                820

Other income
  Interest income                                    22                -0-
                                                  ------            -------
Total other income                                   22                -0-


Net profit (loss)                                $ (663)             $(820)
                                                 =======            =======



PER SHARE AMOUNTS:
  Net profit (loss) per common
   share outstanding - basic                  $    0.00               $0.00
                                              =========           =========


SHARES OF COMMON STOCK OUTSTANDING            3,000,000            3,000,000
                                              ==========          ==========


                       See notes to financial statements.

                          KINGSGATE ACQUISITIONS, INC.
                          (A development stage company)

                             STATEMENT OF CASH FLOWS


                                           For the period         For the
                                           from inception        year ended
                                          September 28, 1999    December 31
                                         to December 31, 1999      2000
                                         --------------------   -------------

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                       $   (663)         $(820)
  Item not affecting cash flow
       from operations:
    Amortization                                       -0-           -0-

    Accrued expenses                                   500           -0-
                                                  ---------         -----
     NET CASH USED IN OPERATING ACTIVITIES             137          (820)

CASH FLOWS FROM INVESTING ACTIVITY:

    Deferred offering costs                        (11,785)          -0-
                                                   ---------        -----
CASH USED IN INVESTING ACTIVITIES                  (11,785)          -0-

CASH FLOWS FROM FINANCING ACTIVITY:
  Sales of common stock                             20,000        100,000
                                                   ---------        -----
TOTAL CASH FLOWS FROM FINANCING ACTIVITIES          20,000           -0-

Increase (decrease) in cash                          8,052         99,180
Cash balance beginning of period                       -0-          8,052
                                                   ---------       -------
CASH, end of period                               $  8,052       $107,232

SUPPLEMENTAL DISCLOSURE OF
     CASH FLOW INFORMATION:
  Cash paid for interest                          $     -          $  -
  Cash paid for income taxes                      $     -          $  -

                      See notes to financial statements.

                          KINGSGATE ACQUISITIONS, INC.
                          (A development stage company)

                        STATEMENT OF STOCKHOLDERS' EQUITY

                                                                              Deficit
                                                                            accumulated
                                                               Additional     during
                    Preferred   Preferred    Common    Common    paid in    development
                      stock       stock       stock     stock    capital       stage         Total
                     (shares)      ($)      (shares)     ($)      ($)          ($)            ($)
-----------------------------------------------------------------------------------------------------

Sale of 2,000,000
shares of
common stock              0      $    0    2,000,000   $  2,000    $ 18,000               $ 20,000

Net profit (loss)                                                              $ (663)        (663)
------------------------------------------------------------------------------------------------------
Balance
December 31,1999          0      $    0    2,000,000   $  2,000    $ 18,000    $ (663)    $ 19,337



Sale of stock                              1,000,000      1,000      99,000                100,000
Write off of deferred
offering expenses                                                   (11,785)               (11,785)

Net income (loss)                                                                 (820)       (820)
------------------------------------------------------------------------------------------------------
Balances
December 31, 2000        0      $    0    3,000,000   $  3,000    $105,215    $ (1,483)    $106,732

                       See notes to financial statements.

                          KINGSGATE ACQUISITIONS, INC.
                          (A development stage company)

                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2000


NOTE 1 - ORGANIZATION AND DESCRIPTION OF THE COMPANY

     Kingsgate Acquisitions, Inc. (the "Company"), was organized in Delaware on September 28, 1999 and is authorized to issue 50,000,000 shares of common stock, $0.001 par value each and 5,000,000 shares of preferred stock, $0.001 par value each.

     The Company is a "blank check" company which plans to search for a suitable business to merge with or acquire. Operations since incorporation have consisted primarily of obtaining capital contributions by the initial investors and activities regarding the registration of the offering with the Securities and Exchange Commission.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

     The accompanying financial statements have been prepared on a going concern basis which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is a blank check company that is dependent upon the success of management to successfully complete a self underwriting and locate a potential business to acquire and may require additional capital to enter into any business combination. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The Company is dependent upon its ability to have positive cash flows from operations to sustain any business activity. The Company's future capital requirements will depend on numerous factors including, but not limited to, continued progress in completing its self underwritten offering, finding a business to acquire, completing the process of acquiring the business and obtaining the needed investment capital and working capital to engage in profitable operations. The Company plans to engage in such financing efforts on a continuing basis.

     The financial statements presented consist of the balance sheet of the Company as at December 31, 2000 and the related statements of operations and cash flows and stockholders' equity for period from inception, September 28, 1999, to December 31, 1999 and for the year ended December 31, 2000.


Deferred Offering Costs

     As Of December 31, 1999, deferred offering costs aggregating 11,785 were incurred in anticipation of the Company filing a registration statement pursuant to Rule 419 under the Securities Act of 1933, as amended, are being deferred until the registration is complete.

     As of December 31, 2000, the deferred offering costs were charged against the proceeds a completed offering aggregating $100,000.

Organization Costs, Net

     Organization costs are being charged to operations.

Income Taxes

     The Company accounts for income taxes in accordance with the Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax liabilities and assets at currently enacted tax rates for the expected future tax consequences of events that have been included in the financial statements or tax returns. A valuation allowance is recognized to reduce the net deferred tax asset to an amount that is more likely than not to be realized. The tax provision shown on the accompanying statement of operations is zero since the deferred tax asset generated from the net operating loss is offset in its entirety by a valuation allowance. State minimum taxes will be expensed as incurred.

Cash and Cash Equivalents

     Cash and cash equivalents, if any, include all highly liquid debt instruments with an original maturity of three months or less at the date of purchase.

Fair Value of Financial Instruments

     Cash, accounts payable and other current liabilities are recorded in the financial statements at cost, which approximates fair market value because of the short-term maturity of those instruments.

Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Significant Concentration of Credit Risk

     At December 31, 2000, the Company has a concentration of its credit risk by maintaining deposits in one bank. The maximum loss that could have resulted from this risk totaled $-0- which represents the excess of the deposit liabilities reported by the banks over the amounts that would have been covered by the insurance.

NOTE 3 - STOCKHOLDERS' EQUITY

Common Stock

     For the period from inception, September 28, 1999, to December 31, 1999, the Company sold an aggregate of 2,000,000 shares of common stock to thirteen investors for an aggregate consideration of $20,000 or $0.01 per share.

     In July, 2000, the Company completed an offering for the sale of 1,000,000 units at $.10 per unit or an aggregate offering price of $100,000. Each unit consists of one share of common stock and five redeemable common stock purchase warrants.

Preferred Stock

     Up to 5,000,000 shares of preferred stock may be issued from time to time in one or more series. The Company's board of directors, without further stockholder approval, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights, liquidation preferences and other rights and restrictions relating to any such series. Issuances of additional shares of preferred stock, while providing flexibility in connection with possible financings, acquisitions and other corporate purposes, could, among other things adversely affect the voting power of the holders of other securities and may, under certain circumstances, have the effect of deterring hostile takeovers or delaying changes in control or management.

     The number of shares of preferred stock outstanding at December 31, 1999 and December 31, 2000 is $-0-.

NOTE 4 - RULE 419 REQUIREMENTS

     Rule 419 requires that offering proceeds be deposited into an escrow or trust account (the "Deposited Funds" and "Deposited Securities", respectively) governed by an agreement which contains certain terms and provisions specified by that rule. The Company may receive 10% of the escrowed funds for working capital. The remaining Deposited Funds and the Deposited Securities will be released to the Company and to the investors, respectively, only after the Company has met the following three basic conditions. First, the Company must execute an agreement for an acquisition meeting certain prescribed criteria. Second, the Company must file a post-effective amendment to its registration statement which includes the terms of a reconfirmation offer that must contain conditions prescribed by Rule 419. The post-effective amendment must also contain information regarding the acquisition candidate and its business, including audited financial statements. The agreement must include, as a condition precedent to its consummation, a requirement that the number of investors who contributed at least 80% of the offering proceeds must elect to reconfirm their investments. Third, the Company must conduct the reconfirmation offer and satisfy all of the prescribed conditions. The post-effective amendment must also include the terms of the reconfirmation offer mandated by Rule 419.
After the Company submits a signed representation to the escrow agent that the requirements of Rule 419 have been met and after the acquisition is consummated, the escrow agent can release the Deposited Funds and Deposited Securities. Investors who do not reconfirm their investments will receive the return of a pro rata portion thereof; and in the event investors representing less than 80% of the Deposited Funds reconfirm their investments, the Deposited Funds will be returned to all the investors on a pro rata basis.

NOTE 5 - GAIN (LOSS) PER SHARE OF COMMON STOCK

     Net gain (loss) per share of common stock outstanding, as shown on the statement of operations, is based on the number of shares outstanding at each balance sheet date. Weighted average shares outstanding was not computed since it would not be meaningful in the circumstances, as all shares issued during the period from incorporation through December 31, 1999 were for initial capital. Therefore, the total shares outstanding at the end of each period was deemed to be the most relevant number of shares to use for purposes of this disclosure.

     For future periods, the Company will utilize the treasury stock method for computing earnings per share, and will compute a weighted average number of shares outstanding once additional shares of stock are issued to new stockholders. Under the treasury stock method, the dilutive effect of outstanding stock options and other convertible securities for determining primary earnings per share is computed using the average market price during the fiscal period, whereas the dilutive effect of outstanding stock options and convertible securities for determining fully diluted earnings per share is computed using the market price as of the end of the fiscal period, if greater than the average market price.

NOTE 6 - RELATED PARTY TRANSACTIONS

Office Facilities

     Rental of office space and use of office, computer and telecommunications equipment are provided by the President of the Company on a month to month basis at a monthly rental of $500 per month commencing with the sale of the units in the proposed offering until consummation of an acquisition. From the period from inception, September 28, 1999, to December 31, 1999 and for the nine months ended September 30, 2000 , the accrual for rent is $-0-.

Officer Salaries

     For the period from inception, September 28, 1999, to December 31, 1999 and for the nine months ended December 31, 2000, no officer has received a salary in excess of $100,000 and no officer will receive a salary until the consummation of an acquisition.

NOTE 7 - COMPLETED OFFERING

     The Company filed a registration statement with the Securities and Exchange Commission pursuant to Rule 419 (see Note 4). The offering was conducted , on a "best efforts all-or-none basis" and consisted of 1,000,000 units at $.10 per unit or an aggregate offering price of $100,000. Each unit consists of one share of common stock and five redeemable common stock purchase warrants. Each warrant is exercisable at $1.00 for a period of two years from the effective date of a registration statement relating to the underlying shares of common stock. The warrants are redeemable at any time, upon thirty day's written notice, in the event the average closing price of the common stock is at least $1.25 for a period of twenty consecutive trading days ending within ten days prior to the notice of redemption.
                                       F-9

NOTE 8 - RECONFIRMATION OFFER

     The Company through an initial self-underwritten public offering pursuant to Rule 419 of the Securities Act of 1933, sold 1,000,000 units at $0.10 per unit raising an aggregate of $100,000. Each unit consisted of one share of common stock and five two-year redeemable common stock purchase warrants. All the offering proceeds as well as certificates representing the shares and warrants purchased in the offering are being held in an escrow account. Pursuant to a securities purchase agreement dated August 16, 2000, the Company purchased all the common stock of Sky E-Com Corporation.

     On August 16, 2000, the Company entered into a Securities Purchase Agreement, (the "Agreement") whereby the Company would issue 7,854,400 shares of common stock to former Sky E-Com shareholders in proportion to their share holdings. In addition, our founding stockholders will transfer to Sky E-Com's stockholders 1,500,000 of their shares. Our founders shall continue to hold 500,000 shares, representing 4.6% of the combined entity. The Company's public stockholders hold 1,000,000 shares, representing 9.2% of the combined entity. The former stockholders of Sky E-Com will own 9,354,400 shares of our common stock representing 86.2% of the combined entity.

     The acquisition was the subject of a prospectus for the reconfirmation of the offering and the election to remain investors.

     As Of December 31, 2000, the transaction has been rescinded.

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Shareholders and Directors of
   Kingsgate Acquisitions, Inc. (a development stage company)

     I have reviewed the accompanying balance sheet of Kingsgate Acquisitions, Inc. (a development stage company) as of September 30, 2001, and the related statements of operations and of cash flows for the nine month periods ended September 30, 2000 and 2001. These financial statements are the responsibility of the Company's management.

     I have conducted my review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with auditing standards generally accepted in the United States, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, I do not express such an opinion.

     Based on my review, I are not aware of any material modifications that should be made to the accompanying interim financial statements referred to above for them to be in conformity with generally accepted accounting principles.

     I previously audited in accordance with generally accepted auditing standards, the balance sheet as of December 31, 2000, and the related statements of operations, of changes in shareholders' equity and of cash flows for the period from inception, September 28, 1999, through December 31, 1999 and for the year ended December 31, 2000 (not presented herein), and assuming that Kingsgate Acquisitions, Inc. (a development stage company) will continue as a going concern. As more fully described in Note 2, the Company is a blank check company that is dependent upon the success of management to successfully complete a self underwriting and locate a potential business to acquire and may require additional capital to enter into any business combination. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans as to these matters are described in Note 2. The financial statements do not include any adjustments to reflect the possible effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the possible inability of Kingsgate Acquisitions, Inc. (a development stage company) to continue as a going concern.



Thomas Monahan Certified Public Accountant
Paterson, New Jersey
November 5, 2001

                          KINGSGATE ACQUISITIONS, INC.
                          (A development stage company)

                                  BALANCE SHEET


                                                     December 31,      September 30,
                                                         2000             2001
                                                                        Unaudited
                                                      -----------       ---------
ASSETS

Current assets
  Cash                                                 $    7,344       $  1,529
  Escrowed funds receivable                                99,888         90,022
                                                       ----------        --------
  Total current assets                                    107,232         91,551



     Total                                             $  107,232       $ 91,551
                                                       ==========        ========



LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
 Accrued liabilities                                   $     500       $     500
                                                       ---------        --------
 Total current liabilities                             $     500             500



STOCKHOLDERS' EQUITY

  Preferred stock, $.001 par value;
   5,000,000 shares authorized;
   -0- shares issued and outstanding

  Common stock, $.001 par value;
  50,000,000 shares authorized;
  At December 31, 2000 and September 30, 2001
  there were 3,000,000 and 3,000,000
  shares issued and outstanding respectively.               3,000          3,000

  Additional paid-in capital                             105,215         105,215

  Deficit accumulated during the
  development stage                                       (1,483)        (17,164)
                                                       ---------        --------
     Total stockholders equity                           106,732          91,051
                                                       ---------        --------
     TOTAL LIABILITIES AND
        STOCKHOLDERS' EQUITY                           $ 107,232       $  91,551
                                                       =========        ========

                      See notes to financial statements.

                          KINGSGATE ACQUISITIONS, INC.
                          (A development stage company)

                             STATEMENT OF OPERATIONS


                                           For the nine        For the nine
                                            months ended       months ended
                                           September 30,       September 30,
                                              2001                2000
                                             Unaudited          unaudited
                                        -----------------      ------------



Income                                          $   -0-          $ -0-

Costs of goods sold                                 -0-            -0-
                                                  ------         ------

Gross profit                                        -0-

Operations:
 General and administrative                       15,681           -0-
 Depreciation and Amortization                      -0-            -0-
                                                  ------         ------

Total costs                                       15,681           -0-



Net profit (loss)                              $ (15,681)      $   -0-
                                                 =======        =======


PER SHARE AMOUNTS:

Net loss per share -
   basic and diluted                             $(0.01)        $(0.00)
                                                 =======        ======

Weighted-average number of
shares outstanding -
   basic and diluted                           3,000,000     3,000,000
                                               =========     ==========


                       See notes to financial statements.

                          KINGSGATE ACQUISITIONS, INC.
                          (A development stage company)

                             STATEMENT OF OPERATIONS


                                           For the three      For the three
                                            months ended       months ended
                                           September 30,      September 30,
                                              2001              2000
                                             Unaudited         unaudited
                                       -----------------       -----------

Income                                          $   -0-         $  -0-

Costs of goods sold                                 -0-            -0-
                                                  ------          -----

Gross profit                                        -0-           -0-

Operations:
 General and administrative                       14,901          -0-
 Depreciation and Amortization                      -0-           -0-
                                                  ------         ------

Total costs                                       14,901          -0-



Net profit (loss)                              $ (14,901)       $  -0-
                                                 =======        =====



PER SHARE AMOUNTS:
  Net profit (loss) per common
   share outstanding - basic                  $    0.00       $  0.00
                                              =========        ======

WEIGHTED AVERAGE NUMBER OF
SHARES OF COMMON STOCK OUTSTANDING            3,000,000        3,000,000

                                              ==========       =========


                          KINGSGATE ACQUISITIONS, INC.
                          (A development stage company)

                             STATEMENT OF CASH FLOWS

                                          For the nine               For the nine
                                            months ended             months ended
                                           September 30,             September 30,
                                              2001                     2000
                                             Unaudited               Unaudited
                                         ---------------            -------------

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                     $   (15,681)             $  -0-
  Item not affecting cash flow
       from operations:
    Amortization                                       -0-                -0-

    Accrued expenses                                   -0-                -0-
                                                  ---------            -------
     NET CASH USED IN OPERATING ACTIVITIES         (15,681)                -0-

CASH USED IN INVESTING ACTIVITIES                     -0-                 -0-



TOTAL CASH FLOWS FROM FINANCING ACTIVITIES            -0-                 -0-



Increase (decrease) in cash                       (15,681)                -0-
Cash balance beginning of period                  107,232               8,052
                                                   -------            -------
CASH, end of period                             $  91,551            $  8,052

SUPPLEMENTAL DISCLOSURE OF
     CASH FLOW INFORMATION:
  Cash paid for interest                          $     -            $     -
  Cash paid for income taxes                      $     -            $     -

                      See notes to financial statements.

                          KINGSGATE ACQUISITIONS, INC.
                          (A development stage company)

                        STATEMENT OF STOCKHOLDERS' EQUITY

                                                                              Deficit
                                                                            accumulated
                                                               Additional      during
                    Preferred   Preferred    Common    Common    paid in    development
                      stock       stock       stock     stock    capital       stage         Total
                     (shares)      ($)      (shares)     ($)      ($)          ($)            ($)
-----------------------------------------------------------------------------------------------------


Sale of 2,000,000
shares of
common stock              0      $    0    2,000,000   $  2,000    $ 18,000               $ 20,000

Net profit (loss)                                                              $ (663)        (663)
------------------------------------------------------------------------------------------------------
Balance
December 31,1999          0      $    0    2,000,000   $  2,000    $ 18,000    $ (663)    $ 19,337



Sale of stock                              1,000,000      1,000      99,000                100,000
Write off of deferred
offering expenses                                                   (11,785)               (11,785)

Net income (loss)                                                                 (820)       (820)
------------------------------------------------------------------------------------------------------
Balances
December 31, 2000        0      $    0    3,000,000   $  3,000    $105,215    $ (1,483)    $106,732

Unaudited
Net loss                                                                       (15,681)      (  780)
------------------------------------------------------------------------------------------------------
Balances
September 30, 2001      0      $    0     3,000,000   $  3,000    $105,215   $ (17,164)    $ 91,051

                        See notes to financial statements.

                          KINGSGATE ACQUISITIONS, INC.
                          (A development stage company)
                    December 31, 2000 and September 30, 2001

Note A - Basis of Reporting

     The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, such statements include all adjustments which are considered necessary for a fair presentation of the financial position of Kingsgate Acquisitions, Inc. (the "Company") at September 30, 2001 and the results of its operations, and cash flows for the nine-month period then ended. The results of operations for the nine-month period ended September 30, 2001 are not necessarily indicative of the operating results for the full year. It is suggested that these financial statements be read in conjunction with the financial statements and related disclosures for the year ended December 31, 2000 included in the Company's Form 10-KSB.

Note B - Net Loss Per Share of Common Stock

     Basic and diluted loss per share is computed by dividing consolidated net loss by the weighted average number of shares of common stock outstanding during the year. Common stock equivalents are not included in the diluted loss per share for period from inception, to September 30, 2001 as they are antidilutive.

Note C - Income Taxes

     The Company provides for the tax effects of transactions reported in the financial statements. The provision if any, consists of taxes currently due plus deferred taxes related primarily to differences between the basis of assets and liabilities for financial and income tax reporting. The deferred tax assets and liabilities, if any represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. As of September 30, 2001, the Company had no material current tax liability, deferred tax assets, or liabilities to impact on the Company's financial position because the deferred tax asset related to the Company's net operating loss carryforward and was fully offset by a valuation allowance.

     At September 30, 2001, the Company has net operating loss carry forwards for income tax purposes of $17,164. This carryforward is available to offset future taxable income, if any, and expires in the year 2010. The Company's utilization of this carryforward against future taxable income may become subject to an annual limitation due to a cumulative change in ownership of the Company of more than 50 percent.

     The components of the net deferred tax asset as of September 30, 2001 are as follows:

   Deferred tax asset:
       Net operating loss carry forward              $  5,836
       Valuation allowance                           $ (5,836)
                                                      --------
       Net deferred tax asset                        $    -0-
                                                      ========

     The Company recognized no income tax benefit for the loss generated in the period from inception, September 7, 1985, to September 30, 2001.

     SFAS No. 109 requires that a valuation allowance be provided if it is more likely than not that some portion or all of a deferred tax asset will not be realized. The Company's ability to realize benefit of its deferred tax asset will depend on the generation of future taxable income. Because the Company has yet to recognize significant revenue from the sale of its products, the Company believes that a full valuation allowance should be provided.


Note D - Related Party transactions

         a. Office Space

     Rental of office space and use of office, computer and telecommunications equipment are provided by the President of the Company on a month to month basis at a monthly rental of $500 per month commencing with the sale of the units in the proposed offering until consummation of an acquisition. From the period from inception, September 28, 1999, to December 31, 1999 and for the nine months ended September 30, 2001, the accrual for rent is $-0-. .

         b. Officer Salaries

     No officer has received a salary in excess of $100,000.

                         LOOK MODELS INTERNATIONAL, INC.


                     YEARS ENDED DECEMBER 31, 2000 AND 1999
                              AND NINE MONTHS ENDED
                     SEPTEMBER 30, 2001 AND 2000 (UNAUDITED)
                          INDEPENDENT AUDITORS' REPORT

Board of Directors
Look Models International, Inc.


We have audited the accompanying consolidated balance sheet of Look Models International, Inc. and subsidiaries as of December 31, 2000, and the related consolidated statements of operations, changes in shareholders' deficit and comprehensive income (loss), and cash flows for each of the years in the two-year period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Look Models International, Inc. and subsidiaries as of December 31, 2000 and the results of their operations and their cash flows for each of the years in the two-year period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States of America.

HORWATH GELFOND HOCHSTADT PANGBURN, P.C.
Denver, Colorado
December 6, 2001

 LOOK MODELS INTERNATIONAL, INC.

                           CONSOLIDATED BALANCE SHEETS

                                DECEMBER 31, 2000
                       AND SEPTEMBER 30, 2001 (UNAUDITED)

                                     ASSETS


                                                                   December 31, 2000    September 30, 2001
                                                                          USD                  USD
                                                                  --------------------- -------------------
                                                                                           (unaudited)

                  Current assets:
                    Cash and cash equivalents
                                                                 $             557,665 $            29,859
                    Trade accounts receivable
                                                                                96,452             288,899
                    Inventories
                                                                               178,100             163,568
                    Prepaid expenses and other current assets
                                                                               433,960              45,263
                                                                  --------------------- -------------------

                        Total current assets
                                                                             1,266,177             527,589
                                                                  --------------------- -------------------


                  Property and equipment, net                                   51,163              49,803

                  Intangible assets, net                                       108,692             135,551

                  Deposit                                                       16,281              16,281
                                                                  --------------------- -------------------


                                                                               176,136             201,635
                                                                  --------------------- -------------------

                        Total assets
                                                                 $           1,442,313 $           729,224
                                                                  ===================== ===================


                         LOOK MODELS INTERNATIONAL, INC.

                                DECEMBER 31, 2000
                       AND SEPTEMBER 30, 2001 (UNAUDITED)

                      LIABILITIES AND SHAREHOLDERS' DEFICIT

                                                                                  December 31, 2000        September 30, 2001
                                                                                     USD                       USD
                                                                           ------------------------- -------------------------
                                                                                                           (unaudited)

                   Current liabilities:
                    Trade liabilities
                                                                         $                 480,082 $                 356,585
                    Accrued expenses and other current liabilities
                                                                                           235,956                   267,373
                    Advances payable, related party
                                                                                           467,912                   960,652
                     Deferred income
                                                                                           28,931
                     Short-term borrowings
                                                                                          606,546                   633,614
                                                                           ------------------------- -------------------------

                         Total liabilities (all current)
                                                                                          1,819,427                 2,218,224
                                                                           ------------------------- -------------------------

                   Commitments and contingencies

                   Shareholders' deficit:
                     Common stock, $0.001 par value, 50,000,000
                                                                                           10,139                    10,559
                      shares authorized; 10,138,874 (December 31, 2000) and
                      10,558,973 (September 30, 2001) (unaudited) shares issued
                      and outstanding
                    Additional paid-in-capital
                                                                                         2,565,946                 2,864,476
                    Accumulated deficit
                                                                                       (3,192,420)               (4,614,953)
                    Accumulated other comprehensive income
                                                                                           239,221                   250,918
                                                                           ------------------------- -------------------------

                         Total shareholders' deficit
                                                                                          (377,114)               (1,489,000)
                                                                           ------------------------- -------------------------


                         Total liabilities and shareholders' deficit      $               1,442,313 $                 729,224
                                                                           ========================= =========================



                         LOOK MODELS INTERNATIONAL, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                   YEARS ENDED DECEMBER 31, 2000 AND 1999 AND

            NINE MONTHS ENDED SEPTEMBER 30, 2001 AND 2000 (UNAUDITED)


                                                                       December 31, 1999   September 30,
                                               December 31, 2000                               2001           September 30, 2000
                                                      USD                  USD                 USD                  USD
                                             ---------------------- -------------------  ----------------- ----------------------
                                                                                           (unaudited)          (unaudited)


               Sales
                                           $            1,220,841 $           915,136 $          538,400 $              954,859
              Cost of sales
                                                        (839,754)           (549,480)          (205,756)              (468,843)
                                                                    -------------------                    ----------------------
                                             ----------------------                      -----------------
              Gross margin
                                                           381,087             365,656            332,644                486,016
                                             ---------------------- -------------------  ----------------- ----------------------

              Selling expenses
                                                         (574,378)           (494,372)          (618,609)              (390,635)
              Administrative expenses
                                                       (1,412,701)           (218,746)        (1,106,018)              (318,714)
                                             ---------------------- -------------------  ----------------- ----------------------

                                                       (1,987,079)           (713,118)        (1,724,627)              (709,349)
                                             ---------------------- -------------------  ----------------- ----------------------
              Loss from operations
                                                       (1,605,992)           (347,462)        (1,391,983)              (223,333)
                                             ---------------------- -------------------  ----------------- ----------------------

              Other income (expense):

                Interest expense                          (48,127)            (55,195)           (33,651)               (37,249)

                Other, net                                (26,319)            (16,288)              3,101               (27,540)
                                             ---------------------- -------------------  ----------------- ----------------------

                                                          (74,446)            (71,483)           (30,550)               (64,789)
                                             ---------------------- -------------------  ----------------- ----------------------

               Net loss
                                            $          (1,680,438) $         (418,945) $      (1,422,533) $            (288,122)
                                             ====================== ===================  ================= ======================


                         LOOK MODELS INTERNATIONAL, INC.

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' DEFICIT

                   YEARS ENDED DECEMBER 31, 2000 AND 1999 AND
                NINE MONTHS ENDED SEPTEMBER 30, 2001 (UNAUDITED)



                                       Common stock
                                                                                                  Accumulated
                              ------------------------------   Additional                            other
                                                                paid-in        Accumulated        comprehensive
                                   Shares         Amount        capital          deficit              income             Total
                              ----------------- ------------ -------------- ------------------- ------------------- ----------------


Balances at January 1, 1999                             $       212,820$        (1,093,037)$           (11,053)        (891,270)

Comprehensive income (loss):

   Net loss                                                                        (418,945)                            (418,945)

   Other comprehensive income                                                                            181,900          181,900
                                                                                                                    ----------------
Comprehensive loss
                                                                                                                        (237,045)

                            -----------------   ------------ -------------- ------------------- ------------------- ----------------
Balances at December 31, 1999                                   212,820         (1,511,982)             170,847      (1,128,315)

Issuance of common stock in
   connection with
   recapitalization              2,000,000        2,000        (2,000)
Sale of common stock pursuant to

    private placements, net      7,806,062        7,806      2,099,209                                                2,107,015
Issuance of common stock in
    exchange for services          332,812          333        255,917                                                  256,250
Comprehensive income (loss):

   Net loss                                                                     (1,680,438)                          (1,680,438)

   Other comprehensive income                                                                           68,374           68,374
                                                                                                                   ----------------
Comprehensive loss
                                                                                                                     (1,612,064)

                          -----------------    ------------ -------------- ------------------- ------------------- ----------------
Balances at December 31,
      2000                      10,138,874       10,139      2,565,946         (3,192,420)             239,221           (377,114)

Sale of common stock pursuant to    14,475           14         28,936                                                      28,950
    private placements, net
    (unaudited)
Issuance of common stock in
    exchange for services
     (unaudited)                   405,624          406        269,594                                                     270,000
Comprehensive income (loss):

   Net loss (unaudited)                                                        (1,422,533)                               (1,422,533)
   Other comprehensive income
(unaudited)                                                                                                 11,697           11,697
                                                                                                                    ----------------
Comprehensive loss (unaudited)
                                                                                                                         (1,410,836)

                                  ------------- ------------ -------------- ------------------- ------------------- ----------------
Balances at September 30, 2000
(unaudited)                          10,558,973$      10,559$     2,864,476$        (4,614,953)$            250,918      (1,489,000)
                                 ================= ============ ============== =================== =================== ============


                         LOOK MODELS INTERNATIONAL, INC.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                     YEARS ENDED DECEMBER 31, 2000 AND 1999

                                                                                    December 31, 2000  December 31, 1999
                                                                                           USD                USD
                                                                                    ------------------ -------------------

               Cash flows from operating activities:
                Net loss                                                         $        (1,680,438) $         (418,945)
                                                                                    ------------------ -------------------
                Adjustments to reconcile net loss to net cash used in operating activities:
                 Depreciation and amortization
                                                                                              11,798               8,403
                 Issuance of shares for services
                                                                                             256,250
                Changes in assets and liabilities:
                  (Increase) decrease in accounts receivable
                                                                                              (3,389)             216,976
                  (Increase) decrease in inventories                                        (176,160)              50,986
                  (Increase) decrease in prepaids and other                                 (212,588)             162,036
                  (Decrease) increase in trade liabilities
                                                                                              281,390            (37,428)
                  (Decrease) increase in accrued expenses and
                    other liabilities
                                                                                              142,038           (843,261)
                  (Decrease) increase in advances payable
                    related party
                                                                                              78,072             389,840
                  (Decrease) increase in deferred income                                     (21,106)            (66,939)
                                                                                    ------------------ -------------------
                    Total adjustments                                                         356,305           (119,387)
                                                                                    ------------------ -------------------

                Net cash used in operating activities                                     (1,324,133)           (538,332)
                                                                                    ------------------ -------------------

               Cash flows from investing activities:
                Capital expenditures                                                        (151,793)            (15,450)
                Increase in long term deposits
                                                                                             (16,281)
                                                                                    ------------------ -------------------

                Net cash used in investing activities                                       (168,074)            (15,450)
                                                                                    ------------------ -------------------

               Cash flows from financing activities:
                (Decrease) increase in short-term borrowings, net                           (137,359)              66,182
                 Proceeds from issuance of common stock
                                                                                            2,107,015
                                                                                    ------------------ -------------------

                Net cash provided by financing activities
                                                                                           1,969,656              66,182
                                                                                     ------------------ -------------------


               Effect of exchange rate changes in cash and cash equivalents                    68,374             181,900
                                                                                    ------------------ -------------------


               Net (decrease) increase in cash                                                545,823           (305,700)


               Cash and cash equivalents at beginning of year                                  11,842             317,542
                                                                                    ------------------ -------------------


               Cash and cash equivalents at end of year                          $            557,665 $            11,842
                                                                                    ================== ===================

               Supplemental disclosures of cash flow information:

                Cash paid during the year for interest
                                                                                $             48,127$             55,196
                                                                                    ================== ===================

                         LOOK MODELS INTERNATIONAL, INC.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

            NINE MONTHS ENDED SEPTEMBER 30, 2001 AND 2000 (UNAUDITED)

                                                                                 September 30, 2001          September 30, 2000
                                                                                        USD                         USD
                                                                            --------------------------- ---------------------------


           Cash flows from operating activities:
             Net loss                                                         $                            $
                                                                                (1,422,533)                 (288,122)
                                                                            --------------------------- ---------------------------
            Adjustments to reconcile net loss to net cash used in operating activities:
             Depreciation and amortization
                                                                                 7,458                       8,848
             Issuance of shares for services
                                                                               270,000
            Changes in assets and liabilities:
               (Increase) decrease in accounts receivable
                                                                              (192,447)                   (352,116)
               (Increase) decrease in inventories
                                                                                14,532                         927
               (Increase) decrease in prepaids and other
                                                                                388,699                    (34,544)
               (Decrease) increase in trade liabilities
                                                                               (123,497)                     70,401
              (Decrease) increase in accrued expenses and
                 other liabilities
                                                                                31,418                      225,313
              (Decrease) increase in advances payable
                 related party
                                                                                492,740
               (Decrease) increase in deferred income
                                                                               (28,932)                     (11,196)
                                                                          --------------------------- ---------------------------
                Total adjustments
                                                                                859,971                     (92,367)
                                                                          --------------------------- ---------------------------

             Net cash used in operating activities
                                                                                (562,562)                   (380,489)
                                                                          --------------------------- ---------------------------

           Cash flows from investing activities:
             Capital expenditures
                                                                                (32,960)                    (42,747)
                                                                          --------------------------- ---------------------------

             Net cash used in investing activities
                                                                                (32,960)                    (42,747)
                                                                          --------------------------- ---------------------------

           Cash flows from financing activities:
             (Decrease) increase in short-term borrowings, net
                                                                                  27,068                      (183,737)
             Proceeds from issuance of common stock
                                                                                  28,950                      497,765
                                                                          --------------------------- ---------------------------

             Net cash provided by financing activities
                                                                                  56,018                      314,028
                                                                          --------------------------- ---------------------------


           Effect of exchange rate changes in cash and cash equivalents         11,698                      128,674
                                                                          --------------------------- ---------------------------


           Net (decrease) increase in cash                                      (527,806)                   19,466


           Cash and cash equivalents at beginning of year                       557,665                     11,842
                                                                          --------------------------- ---------------------------

                                                                                                          $
           Cash and cash equivalents at end of year                          $  29,859                      31,308
                                                                         =========================== ===========================

           Supplemental disclosures of cash flow information:

             Cash paid during the year for interest                           $                            $
                                                                                33,651                      37,249
                                                                         =========================== ===========================


                         LOOK MODELS INTERNATIONAL, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 2000 AND 1999
               AND NINE MONTHS ENDED SEPTEMBER 30, 2001 AND 2000
                                  (UNAUDITED)


1. Organization, basis of presentation and management's plans:

Organization:

The following depicts the Company and its major subsidiaries:

[OBJECT  OMITTED]


Look Models International, Inc (LMI") or "the Company") is a U.S. holding company that was incorporated in Delaware in June 2000.

Fordash Holdings Ltd ("Fordash") is a Bahamas holding company that was incorporated in Nassau in July 1999.

Look Eventmanagement GmbH ("LEM") handles the sourcing of new models and their development, and the organization of promotional events on behalf of a wide variety of customers including automobile manufacturers and national airlines. It was founded in 1986 under its former name Wolfgang Schwarz Sport- und Kulturveranstaltungen GmbH, Vienna.


Look Model Management GmbH (LMM Austria") reflects the Company's activities in Austria.

Look Model Management spol sro ("LMM Czech Republic") reflects the Company's activities in the Czech Republic.

The Company also has operations in other European countries, including Croatia, Poland, Romania, Yugoslavia and Slovakia. These operations are included in LEM.

In addition, the Company is developing a portfolio of cosmetic products (such as sun and body creams) and lingerie. These activities are recorded in the books of LEM.

                         LOOK MODELS INTERNATIONAL INC.

                     YEARS ENDED DECEMBER 31, 2000 AND 1999
                    AND NINE MONTHS ENDED SEPTEMBER 30, 2001
                              AND 2000 (UNAUDITED)


1. Organization, basis of presentation and management's plans

Basis  of presentation:

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("US GAAP ").

The consolidated financial statements include the accounts of Look Models International, Inc. and it's wholly-owned subsidiaries Fordash Holdings Ltd., Look Eventmanagement GmbH, Look Model Management GmbH and Look Model Management spol sro. Intercompany balances and transactions are eliminated.

Interim   financial  statements:

The consolidated balance sheet as of September 30, 2001, the related consolidated statements of operations and cash flows for the nine months ended September 30, 2001 and 2000, and the consolidated statement of shareholders' deficit and comprehensive income (loss) for the nine months ended September 30, 2001, have been prepared by the Company without audit. In the opinion of management, all adjustments (which include normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows for all such periods have been made. The results of operations for the nine months ended September 30, 2001, are not necessarily indicative of the operating results for the full year.


Management's  plans:

The Company's financial statements for the years ended December 31, 2000 and 1999 show that the Company has suffered net losses of $1,680,438 and $418,945, during the years ended December 31, 2000 and 1999 and has a shareholders' deficit and a working capital deficiency of $377,114 and $553,250 respectively as of December 31, 2000. The Company has experienced uncertainty in meeting its liquidity needs and has relied on its principal shareholder to provide funding. Managementss plans in connection with these criteria are as follows:


a. The Company's president and majority shareholder has agreed to postpone his claim for all amounts owed to him by the Company and to utilize funds from future equity transactions the Company may conclude for repayment. At December 31, 2000 and September 30, 2001 (unaudited), such amounts were $467,912 and $960,652 (unaudited), respectively. In addition, the president and majority shareholder has agreed to provide additional funding as necessary through the first quarter of 2002.

b. Subsequent to September 30, 2001, the Company has entered into an International Production and Distribution Agreement with a German corporation, whereby the Company has obtained, among other things, the worldwide exclusive right to promote and distribute a patented cosmetics dispenser under the Company's Look Models and Catwalk labels. Further, the Company has entered into a three-year Product Distribution Agreement. Under this agreement the Company has granted exclusive distribution rights, as defined, to a Connecticut corporation for the distribution of the dispenser over televised distribution channels. Under the terms of the Product Distribution Agreement, the Company is guaranteed minimum purchases of the dispenser, which are expected to generate revenues to the Company of approximately $570,000, $900,000, and $1,200,000, over each of the three years ending November 30, 2002, 2003 and 2004, respectively. In addition, the exclusivity provision of this agreeement provides that the above revenues will double in the event that the purchaser exercises its exclusivity rghts.

c. The Company is negotiating additional equity funding from foreign investors and expects to complete the reverse acquisition of a U.S. publicly traded development stage company which will provide access to the U.S. capital market.


2. Significant accounting policies:

Business combinations:

Effective October 1, 2000, the Company issued 2,000,000 shares of common stock and a promissory note in the amount of $1,000,000 to the shareholder of Fordash in exchange for his interest in Fordash. Prior to the exchange, the Company had no substantial operations and, under generally accepted accounting principles, the transaction was accounted for as a recapitalization, as the shareholder of Fordash acquired all the stock of LMI. Accordingly, there was no revaluation of assets or liabilities for financial statement accounting purposes. For reporting purposes, the consolidated financial statements reflect the above-mentioned reorganization similar to a pooling of interests with assets and liabilities recorded at historical cost. Subsequent to the recapitalization, the former shareholder of Fordash and the Company agreed to cancel the note payable.

The statement of operations, equity and comprehensive income (loss) for the year ended December 31, 1999 and for the nine months ended September 30, 2000, reflect the operations of the predecessor (Fordash). The Company had no significant operations prior to the recapitalization transaction with Fordash in September 2000.

Foreign currency translation:

The financial position and results of operations of the Company's foreign subsidiaries are measured using local currency as the functional currency. The functional currency for most foreign operations is the Austrian Schilling. Revenues and expenses of such subsidiaries have been translated into U.S. dollars at average exchange rates prevailing during the period. Assets and liabilities have been translated at the rates of exchange at the balance sheet dates. Translation gains and losses are included in other comprehensive income. Aggregate foreign currency transaction gains and losses are included in the results of operations as incurred.

Cash and cash equivalents:

Cash and cash equivalents comprise cash on hand and deposits with original maturities of less than three months.

Accounts receivable and concentration of credit risk:

The Company grants credit to its customers, generally without collateral. The Company's customers are concentrated in Austria. Approximately $912,541 and $283,081 (unaudited) of the Company's sales were generated in Austria during the year ended December 31, 2000 and the nine months ended September 30, 2001 (unaudited), respectively; $547,633 and $823,877 during the year ended December 31, 1999 and the nine months ended September 30, 2000 (unaudited), respectively.

At December 31, 2000 approximately $33,092 of net trade receivables were due from 3 customers. However, no single customer accounted for more than 10% of sales during any period presented.

Inventories:

Inventories consist of cosmetic products and are valued by using the first-in, first-out (FIFO) method at the lower of cost or market.

Property and equipment:

Property and equipment is stated at cost less accumulated depreciation. Depreciation expense is recognized using the straight-line method primarily over useful lives of 5 years.

Intangible assets:

Intangible assets consist of costs incurred to develop the Company's websites and costs incurred to develop the Look Models and Catwalk trademarks. These are being amortized using the straight-line method over 4 and 10 years, respectively.

The company periodically assesses the carrying value of its long-lived assets for impairment, including operating and office equipment and intangible assets, when events and circumstances indicate that the carrying value of an asset may not be recoverable. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds the fair value of the asset.

Income taxes:

Deferred  tax  assets  and   liabilities  are  recognized  for  the  future  tax
consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Advertising:

Advertising costs are expensed as incurred. During the years ended December 31, 2000 and 1999 and the nine months ended September 30, 2001 and 2000 (unaudited), the Company incurred approximately $76,075, $13,781, $55,200 (unaudited), and $15,092 (unaudited), respectively in advertising expense.

Fair value of financial instruments:

The carrying amounts of the Company's cash and cash equivalents, receivables, trade liabilities and accrued expenses, and other current liabilities approximate fair values due to the short maturities of these instruments. The carrying values of the Company's short-term borrowings approximate fair value based on the Company's current incremental borrowing rates for similar types of borrowing arrangements. The fair values of the Company's payables to related parties are not practicable to estimate due to the related party nature of the underlying transactions and indefinite payment terms.

Stock-based compensation:

Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation" allows companies to choose whether to account for employee stock-based compensation on a fair value method, or to account for such compensation under the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"). The Company has chosen to account for employee stock-based compensation using APB 25.

Segment reporting:

The Company has adopted SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS No. 131"). The Company's results of operations and financial position were not affected by the implementation of SFAS No. 131.

Use of estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Comprehensive income (loss):

SFAS No. 130, Reporting Comprehensive Income, establishes requirements for disclosure of comprehensive income which includes certain items previously not included in the statements of operations, including minimum pension liability adjustments and foreign currency translation adjustments, among others. During the years ended December 31, 2000 and 1999, and the nine months ended September 30, 2001 and 2000, unaudited, comprehensive income represents foreign currency translation adjustments.

Recently issued accounting standards:

In June 1998, the Financial Accounting Standards Board issued SFAS No 133, "Accounting for Derivative Instruments and Hedging Activities". This statement, as amended, is effective for fiscal years beginning after June 15, 2000. Currently, the Company does not have any derivative financial instruments and does not participate in hedging activities. Therefore, SFAS No 133 does not impact the Company's consolidated financial statements.

In July 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 141, "Business Combinations", and SFAS No. 142, "Goodwill and Other Intangible Assets". SFAS No. 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. Use of the pooling-of-interests method will be prohibited on a prospective basis only. SFAS No. 142 changes the accounting for goodwill from an amortization method to an impairment-only approach. The Company is currently evaluating the impact that the adoption of SFAS No. 141 and SFAS No. 142 will have its financial condition and results of operations.

In August 2001, the FASB issued SFAS No. 144, "Accounting for Impairment or Disposal of Long-Lived Assets", which addresses accounting and financial reporting for the impairment or disposal of long-lived assets. This statement is effective for the Company on January 1, 2002. The Company does not expect that adoption of this standard will have a material effect on its results of operations or financial position

In December 1999, the staff of the Securities and Exchange Commission issued Staff Accounting Bulletin ("SAB") No 101, "Revenue Recognition in Financial Statements". SAB No 101, as amended by SAB No 101A and SAB No 101B, was effective no later than the fourth fiscal quarter of fiscal years beginning after December 15, 1999. SAB No 101 provides the Staff's view in applying generally accepted accounting principles to selected revenue recognition issues. The Company believes that it complies with the accounting and disclosure described in SAB No 101.

3. Property and equipment:

Operating and office equipment consists of:

                                                                     December 31,           September 30,
                                                                         2000                    2001
                                                                   ------------------     -------------------
                                                                                             (unaudited)


Office and computer equipment                                     $ 81,563               $ 86,423

Less accumulated amortization                                      (30,400)               (36,620)
                                                                   ------------------     -------------------

                                                                    $                      $
                                                                   51,163                 49,803
                                                                   ==================     ===================




4. Intangible assets:

Intangible assets consist of:



                                                                     December 31,           September 30,
                                                                         2000                    2001
                                                                   ------------------     -------------------
                                                                                             (unaudited)


Website development costs                                         $ 8,993                $ 25,285

Design fees for Look Models and Catwalk identity                   103,564                115,370
                                                                   ------------------     -------------------


                                                                   112,557                140,655

Less accumulated amortization                                      (3,865)                (5,104)
                                                                   ------------------     -------------------

                                                                    $                      $
                                                                   108,692                135,551
                                                                   ==================     ===================

5. Short-term borrowings:

At December 31, 2000 and September 30, 2001 (unaudited) short-term borrowings consisted of:

                                                                    December 31,             September 30,
                                                                       2000                       2001
                                                                                              (unaudited)
                                                                     ---------                 ----------


Line of  credit,  interest  of 6.25%  at  December
31,  2000;  outstanding  balance  due in  December
2001;     collateralized    by    the    Company's
receivables   and   guaranteed  by  the  Company's
president                                                              $ 98,345                 $ 134,563

Line of  credit,  interest  of 6.25%  at  December
31,  2000;  outstanding  balance  due in  December
2001;     collateralized    by    the    Company's
receivables   and   guaranteed  by  the  Company's
president                                                                193,264                   326,857

Line of credit,  interest  of 8% at  December  31,
2000;  outstanding  balance due in December  2001;
collateralized  by the Company's  receivables  and
guaranteed by the Company's president                                    208,741                   123,790

Overdraft on bank accounts                                               106,196                    48,404

                                                                      $  606,546               $   633,614


6. Profit interest payable:

Pursuant to Austrian law, certain third-party investors were granted a profit interest in Look Eventmanagement GmbH in 2000 in return for an investment of $ 88,888. Under the terms of the agreement, the investors were to share in profits and losses of the business. In 2001, the Company decided to terminate the agreement and has provided a liability as of December 31, 2000 equal to the amount originally invested, which management estimates will be the amount required to terminate the agreement. This liability is included in accrued expenses and other current liabilities.


7. Income taxes:

The Company is subject to income tax on an entity basis on income arising in or derived from the tax jurisdiction in which each entity is domiciled. The Company's Bahamian subsidiary is not liable for income tax. The Company's Austrian and Czech Republic operations are subject to income tax at 34%. Other European operations are not significant.

The reconciliation between the effective tax rate and the statutory U.S. federal income tax rate is as follows:

                                                         December 31,           December 31,          September 30,
                                                             2000                   1999                  2001
                                                       ------------------    -------------------   --------------------
                                                                                                       (unaudited)

Computed "expected" tax benefit                                   34.00%                 34.00%                 34.00%
Operating losses for which a benefit has not been recognized     (34.00%)               (34.00%)               (34.00%)
                                                       ------------------    -------------------   --------------------
                                                                       -                      -                      -
                                                       ==================    ===================   ====================



At December 31, 2000 and September 30, 2001 (unaudited) the Company's deferred tax assets are as follows:


                                                          December 31,          September 30,
                                                              2000                   2001
                                                        ------------------    -------------------
                                                                                 (unaudited)

Net operating loss carry forwards (foreign)           $           412,100   $            619,200
Net operating loss carry forwards (U.S.)                          372,300                496,700
Deferred tax asset valuation allowance                           (784,400)            (1,115,900)
                                                        ------------------    -------------------
Net deferred tax assets                               $                 -   $                  -
                                                        ==================    ===================



At December 31, 2000 and September 30, 2001 (unaudited), the Company has foreign operating loss carryforwards of approximately $1,212,000 and $1,821,300 (unaudited), respectively, which are available for offset indefinitely. Effective January 1, 2001 the Austrian tax law was changed so that loss carryforwards can only be used to offset up to 75% of the taxable income of a single year. U.S. tax losses are available for offset through 2021.


7. Income taxes (continued):

The income tax returns of the Company's Austrian subsidiaries have been audited through 1997. The Company does not believe that income tax audits (if any) for later years will result in any material Austrian income taxes.

A valuation allowance has been provided to reduce to deferred tax assets to zero as realization of the assets is not assured.

8. Related parties:

Advances payable, related party, represent amounts advanced to the Company by the Company's president and principal shareholder. The advances are unsecured, payable on demand and do not bear interest.

9. Leases:

The Company is leasing an automobile and office equipment under operating leases. Rent expense under these leases was $42,330 and $42,770 for the years ended December 31, 2000 and 1999, respectively, $34,200 and $31,000 (unaudited) for the nine months ended September 30, 2001 and 2000 (unaudited), respectively. The Company also leases office space in Vienna under an agreement for an indefinite term. Under the agreement, if the Company continues to make lease payments at the current amount, the lease cannot be terminated by the landlord. Rent expense for the years ended December 31, 1999 and 2000 and for the nine months ended September 30, 2001 (unaudited) was approximately $10,000, $10,200, and $7,650 (unaudited) respectively. At September 30, 2001, future minimum lease payments are as follows:


                 Year ending December 31:                      Amount
                                                          ------------------

                 2001 (three months)                    $             9,146
                 2002                                                20,469
                 2003                                                11,016
                 2004                                                 8,664
                 2005                                                 1,608
                                                          ------------------
                 Total                                  $            50,917
                                                          ==================



10. Other post-employment benefits:

Austrian employees have a legal right to severance payment if their employment is terminated by the employer or if the employee retires. Thus, a liability has been recorded for estimated severance payments.

The following parameters have been used for calculating estimated severance payments:

                                                       December 31,              September 30,
                                                           2000                      2001
                                                   ----------------------    ----------------------


Retirement age                       male                          61.50                     61.50
                                     female                        56.50                     56.50

Rate of interest                                                   5.00%                     5.00%
Rate of increase in future
Compensation levels                                                2.00%                     2.00%


For calculation of estimated severance payments, the projected unit credit method was used.

The calculations of the estimated severance payments are as follows:


                                                        December 31,             September 30,
                                                            2000                      2001
                                                     -------------------      ---------------------
                                                                                  (unaudited)

Projected benefit obligation at the
  beginning of the period                                      $ 10,208                   $ 13,374
Interest costs                                                      687                        515
Service costs                                                     4,156                      3,117
Recognized actual loss                                           (1,677)                    (3,633)
                                                     -------------------      ---------------------
Projected benefit obligation at the
  end of the period                                            $ 13,374                   $ 13,370
                                                     ===================      =====================



11. Shareholders' equity:

In connection with its recapitalization, the Company issued 2,000,000 shares of common stock. During the year ended December 31, 2000 and the nine months ended September 30, 2001 (unaudited), the Company issued an additional 8,138,874 and 420,099 (unaudited) shares of common stock for $2,107,015 and $298,530 (unaudited), net, respectively. A total of 7,806,062 and 14,475 (unaudited) shares were issued in private placements at prices ranging from $0.02 to $2.00 per share. Different prices arose as the Company concluded individual negotiations with each of the Company's investors. In addition, 332,812 and 405,624 (unaudited) shares, respectively were issued in exchange for legal and professional services. These shares were valued at $256,250 and $270,000 (unaudited) respectively, the fair value of the services received, which management considers to be the most reliable measurement.

Included in shares issued for services are 25,000 shares valued at $240,000 which were issued to a member of the Board of Directors.

12. Commitments and contingent liabilities:

The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material effect on the financial statements of the Company.

13. Operating segments:

The Group classifies its businesses into three (in 1999: two) operating segments. The segments have been defined by the services each segment offers. The services offered are described below:

Eventmanagement:

Look Eventmanagement GmbH handles the sourcing of new models and their development, and the organization of promotional events. It was founded 1986 under its former name Wolfgang Schwarz Sport- und Kulturveranstaltungen GmbH, Vienna.

Model management:

Look Model Management GmbH is a model agency operating in Austria.

Cosmetics:

In 2000, the Company started a new operating segment by entering into the cosmetics business. The products include Eau de toilette, perfumes, body milk and body splash.

A summary of sales by country is as follows:


           9 months ended                 Event-                 Model
         September 30, 2001             management             Management            Cosmetics                Total

                                     ------------------    -------------------   -------------------    ------------------



Austria                                       $ 41,957              $ 240,079               $ 1,045             $ 283,081
United States of America                       179,755                 34,285                                     214,040
Other countries                                     71                 41,208                                      41,279
                                                           -------------------   -------------------    ------------------
                                     ------------------    -------------------   -------------------    ------------------
                                             $ 221,783              $ 315,572               $ 1,045             $ 538,400
                                     ==================    ===================   ===================    ==================


           9 months ended                 Event-                 Model
         September 30, 2000             management             Management              Total

                                     ------------------    -------------------   -------------------


Austria                                      $ 335,343              $ 488,534             $ 823,877
United States of America                             -                 28,079                28,079
Other countries                                 93,072                  9,831               102,903
                                     ------------------    -------------------   -------------------
                                     ------------------    -------------------   -------------------
                                             $ 428,415              $ 526,444             $ 954,859
                                     ==================    ===================   ===================



             Year ended                   Event-                 Model
         December 31, 2000              management             Management            Cosmetics                Total

                                     ------------------    -------------------   -------------------    ------------------


Austria                                      $ 429,971              $ 439,917              $ 42,653             $ 912,541
United States of America                       153,090                      -                     -               153,090
Other countries                                155,210                      -                     -               155,210
                                     ------------------    -------------------   -------------------    ------------------
                                     ------------------    -------------------   -------------------    ------------------
                                             $ 738,272              $ 439,917              $ 42,653           $ 1,220,842
                                     ==================    ===================   ===================    ==================




             Year ended                   Event-                 Model
         December 31, 1999              management             Management              Total

                                     ------------------    -------------------   -------------------


Austria                                       $ 12,584              $ 535,049             $ 547,633
European Union countries                       152,804                      -               152,804
Eastern European countries                     111,112                      -               111,112
United States of America                        32,615                      -                32,615
Other countries                                 70,972                      -                70,972
                                     ------------------    -------------------   -------------------

                                             $ 380,087              $ 535,049             $ 915,135
                                     ==================    ===================   ===================



Information about the Group's operating segments:


              Year ended                    Event-              Model
          December 31, 2000               management          Management          Cosmetics            Total

                                       ------------------  -----------------   -----------------  -----------------


Total revenue                                  $ 738,271          $ 439,917            $ 42,653         $1,220,841
Profit (loss) from operations                   (473,439)        (1,075,049)            (57,504)        (1,605,992)
Other expense                                    (52,011)           (22,435)                               (74,446)
Net income (loss)                               (525,450)        (1,097,484)            (57,504)        (1,680,438)

Capital expenditures                              47,132             20,306                   -             67,438
Depreciation and amortization                      6,030             13,855                   -             19,885
Identifiable segment assets                       44,133             60,206                   -            104,339


              Year ended                     Event-               Model
          December 31, 1999                management           Management             Total

                                       -------------------  -------------------  -------------------


Total revenue                                   $ 380,087            $ 535,049            $ 915,136
Loss from operations                             (162,558)            (184,904)            (347,462)
Other expense                                     (30,302)             (41,181)             (71,483)
Net loss                                         (192,860)            (226,085)            (418,945)

Capital expenditures                                  682               22,038               22,720
Depreciation and amortization                       2,326               15,439               17,765
Identifiable segment assets                         2,744               58,192               60,936



             9 months ended                    Event-              Model
           September 30, 2001                management         Management          Cosmetics             Total

                                          -----------------  ------------------  -----------------   -----------------


Total revenue                                    $ 221,783           $ 315,572            $ 1,045           $ 538,400
Loss from operations                              (406,719)           (982,413)            (2,851)         (1,391,983)
Other expense                                      (23,968)             (6,582)                               (30,550)
Net loss                                          (430,687)           (988,995)            (2,851)         (1,422,533)

Capital expenditures                                 1,896              22,711                  -              24,607
Depreciation and amortization                        4,390               9,201                  -              13,591
Identifiable segment assets                         61,866              51,618                  -             113,484



             9 months ended                     Event-               Model
           September 30, 2000                 management           management            Total

                                          ------------------   ------------------  ------------------
Revenue                                           $ 466,921            $ 487,938       $ 954,859
Profit (loss) from operations                      (293,750)              70,417            (223,333)
Other expense                                       (18,342)             (46,447)            (64,789)
Net income (loss)                                  (312,092)              23,970            (288,122)

Capital expenditures                                 39,984               15,528              55,512
Depreciation and amortization                         4,588                9,643              14,231
Identifiable segment assets                                                                   91,883

                          KINGSGATE ACQUISIITONS, INC.
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 2001


                                                                  Historical
                                                   -----------------------------------------
                                                        Kingsgate           Look Models           Pro forma
                                                                           International,
                                                    Acquisitions, Inc.          Inc.             adjustments         Pro forma
                                                   --------------------- -------------------   ----------------  ------------------

ASSETS:
Current assets:
      Cash and cash equivalents                   $                                                             $
                                                  1,529               $ 29,859                                  31,388
      Trade accounts receivable
                                                 90,022                288,899                                 378,921
      Inventories
                                                                       163,568                                 163,568
      Prepaid expenses and other current assets
                                                                        45,263                                  45,263
                                           --------------------- -------------------   ----------------  ------------------

          Total current assets
                                                 91,551                527,589                                 619,140
                                           --------------------- -------------------   ----------------  ------------------


Property and equipment, net                                            49,803                                  49,803

Intercompany receivables                                                -                                       -

Deferred income taxes                                                   -                                       -

Intangible assets, net                                                135,552                                 135,552

Deposit                                                                16,280                                  16,280
                                            --------------------- -------------------   ----------------  ------------------

          Total assets                         $                                                             $
                                                91,551              $ 729,224                                 820,775
                                             ===================== ===================   ================  ==================

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities:
      Trade liabilities                                                                                         $
                                                 $                     $ 356,585                                 356,585
     Accrued expenses and other current
     liabilities                                  500                    267,374                                 267,874
     Advances payable, related party
                                                                         960,652                                 960,652
     Short-term borrowings
                                                                         633,614                                 633,614
                                            --------------------- -------------------   ----------------  ------------------

          Total current liabilities
                                                  500                  2,218,224                               2,218,724
                                            --------------------- -------------------   ----------------  ------------------

Shareholders' deficit:
      Common stock
                                                3,000                     10,559            $     (59)            13,500
      Additional paid-in-capital
                                               105,215                 2,864,476               (17,164)

                                                                                                    59         2,952,586
      Accumulated deficit
                                              (17,164)               (4,614,953)                17,164        (4,614,953)
      Accumulated other comprehensive income
                                                                        250,918                                 250,918
                                          --------------------- -------------------   ----------------  ------------------

          Total shareholders' deficit
                                               91,051                (1,489,000)                            (1,397,949)
                                           --------------------- -------------------   ----------------  ------------------

                                                                       $
                                               $ 91,551                729,224                              $  820,775
                                          ===================== ===================   ================  ==================



                          KINGSGATE ACQUISITIONS, INC.
               NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                                  BALANCE SHEET
                               SEPTEMBER 30, 2001

                          KINGSGATE ACQUISITIONS, INC.
                TRANSACTION WITH LOOK INTERNATIONAL MODELS, INC.



Effective July 25, 2001, Kingsgate Acquisitions, Inc. (the "Company" or "Kingsgate"): entered into an acquisition agreement (the Agreement) with Look Models International, Inc. ("LMI"), a Delaware Corporation, that through its wholly-owned subsidiaries, operates a model agency, an event marketing, licensing and sponsorship business, and a product development and distributor business that manufactures and distributes a line of cosmetics and other related products both in the retail and wholesale sectors. Kingsgate, a development stage corporation, was organized on September 28, 1999 as a vehicle to acquire or merge with a business.

Pursuant to the Agreement,  the  shareholders of LMI agreed to sell to Kingsgate
100% of all of the issued and outstanding shares of LMI, in exchange for 10,500,000, $.001 par value, newly issued shares of voting common stock of Kingsgate additionally, 1,000,000, $.001 par value common shares held by Kingsgate's founders are to be issued to the founder of LMI, Wolfgang Schwarz. After the transaction, Kingsgate will have a total of 13,500,000 shares of common stock issued and outstanding.

The transaction will be accounted for as a reverse acquisition of Kingsgate by LMI, since the shareholder of LMI will own approximately 85.2% of the post acquisition common shares of the consolidated entity immediately after the completion of the transaction. For accounting purposes, the acquisition has been treated as an acquisition of the Company by LMI and as a recapitalization of LMI.

The accompanying unaudited pro forma condensed consolidated balance sheet gives effect to the acquisition as if it had been consummated on September 30, 2001. The unaudited pro forma condensed consolidated balance sheet should be read in conjunction with the historical financial statements of LMI, as well as those of the Company. The unaudited pro forma condensed consolidated balance sheet does not purport to be indicative of the financial position that actually would have occurred had the transaction been consummated on September 30, 2001, or to project the Company's financial position to any future period.

A pro forma statement of operations has not been presented as Kingsgate incurred a loss of $820 for the year ended December 31, 2000 and a loss of $15,681 for the nine months ended September 30, 2001 (unaudited). Neither amount would materially increase the net loss incurred by LMI for the year ended December 31, 2000 and for the nine months ended September 30, 2001 (unaudited) of $1,680,438 and $1,422,533 as shown in the LMI historical financial statements. Loss per share for LMI for the year ended December 31, 2000 and the nine months ended September 30, 2001 (unaudited) based on 13,500,000 shares outstanding would have been $0.12 and $0.11, respectively.

1.Description of the transaction:

Effective July 25, 2001, Kingsgate Acquisitions, Inc. (the "Company" or "Kingsgate") entered into an acquisition agreement (the Agreement) with Look Models International, Inc. ("LMI")

Pursuant to the agreement,  the  shareholders of LMI agreed to sell to Kingsgate
100% of all of the issued and outstanding shares of LMI, in exchange for 10,500,000, $.001 par value, newly issued shares of voting common stock of Kingsgate additionally, 1,000,000, $.001 par value common shares held by Kingsgate's founders are to be issued to the founder of LMI, Wolfgang Schwarz. After the transaction, Kingsgate will have a total of 13,500,000 shares of common stock issued and outstanding.


The transaction represents as a reverse acquisition of Kingsgate by LMI, since the shareholders of LMI will own approximately 85.2% of the post acquisition common shares of the consolidated entity immediately after the completion of the transaction. For accounting purposes, the acquisition has been treated as an acquisition of the Company by LMI and as a recapitalization of LMI.

The historical shareholder's deficit of LMI, prior to the merger, is to be retroactively restated for the equivalent number of shares exchanged in the merger after giving effect to any difference in the par value of the Company's and LMI's common stock, with an offset to additional paid-in capital

2. Description of the pro forma adjustments:

(A) To reflect the acquisition of 100% of the outstanding common stock of LMI in exchange for 11,000,000 shares of Kingsgate's common stock. The transaction is recorded as a reverse acquisition. The historical shareholder's deficit of LMI prior to the merger is retroactively restated (a recapitalization) for the equivalent number of shares exchanged in the merger after giving effect to any difference in the par value of Kingsgate's and LMI's common stock, with an offset to additional paid in capital. The accumulated deficit of the acquirer is carried forward after the acquisition.

                                             Kingsgate Acquisitions, Inc.
                  This  Prospectus does
not  constitute  an  offer  to sell or a     Reconfirmation
solicitation  of an offer to buy, by any
person in any  jurisdiction  in which it
is unlawful for such person to make such
offer  or   solicitation.   Neither  the
delivery  of  this  Prospectus  nor  any
offer,   solicitation   or   sale   made
hereunder, shall under any circumstances
create   an    implication    that   the
information herein is correct as of any time subsequent to the date of the Prospectus.

     Until ------- ---, 2001 (ninety days after the date funds and securities are released from the escrow account pursuant to Rule 419), all dealers effecting transactions in the registered securities, whether or not participating in the distribution thereof, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as Underwriters and with respect to their unsold allotment or subscriptions.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

     The Delaware General Corporation Law provides for the indemnification of the officers, directors and corporate employees and agents of Kingsgate Acquisitions, Inc. (the "Registrant") under certain circumstances as follows:

INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS; INSURANCE.

     (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstance of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such court shall deem proper.

     (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith.

     (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

     (e) Expenses incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses including attorneys' fees incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

    (f) The indemnification and advancement expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

     (h) For purposes of this Section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

     (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

     Articles Ninth and Tenth of the Registrant's certificate of incorporate provide as follows:

                                     NINTH:

     The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of Section 102 of the Delaware General Corporation Law, as the same may be amended and supplemented.

                                     TENTH:

     The Corporation shall, to the fullest extent permitted by the provisions of
Section 145 of the Delaware General Corporation Law, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.


Article XII of the Registrant's by-laws provides as follows:

ARTICLE XII - INDEMNIFICATION OF DIRECTORS AND OFFICERS

1. INDEMNIFICATION. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, trustee, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys'
     fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The
     termination  of  any  action,  suit  or  proceeding  by  judgment,   order,
     settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, by itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interest of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was lawful.

2. DERIVATIVE ACTION. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in the corporation's favor by reason of the fact that such person is or was a director, trustee, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of any other corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of such person's duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, by itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interest of the corporation.

3. SUCCESSFUL DEFENSE. To the extent that a director, trustee, officer, employee or agent of the corporation has been successful, on the merits or otherwise, in whole or in part, in defense of any action, suit or proceeding referred to in paragraphs 1 and 2 above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. to time in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in paragraph 4 above upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee or agent to repay such amount unless it shall ultimately be determined by the corporation that the payment of expenses is authorized in this Section.

6. NONEXCLUSIVITY. The indemnification provided in this Section shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any law, by-law, agreement, vote of stockholders or disinterested director or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, trustee, officer, employee or agent and shall insure to the benefit of the heirs, executors, and administrators of such a person.

7. INSURANCE. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, trustee, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, against any liability assessed against such person in any such capacity or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability.

8.   "CORPORATION"  DEFINED.  For  purpose  of this  action,  references  to the
     "corporation" shall include, in addition to the corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, trustees, officers, employees or agents, so that any person who is or was a director, trustee, officer, employee or agent of such of constituent corporation will be considered as if such person was a director, trustee, officer, employee or agent of the corporation.

Item 25.  Expenses of Issuance and Distribution

Our expenses relating to our initial public offering and original post-effective amendment were the following:

Escrow Fee..................................................     $    750
Securities and Exchange Commission Registration Fee.........     $  1,546
Legal Fees..................................................     $ 15,000
Accounting Fees.............................................     $  5,000
Printing and Engraving......................................     $    500
Blue Sky Qualification Fees and Expenses....................     $    500
Miscellaneous...............................................     $    400
Transfer Agent Fee..........................................     $      0
                                                                --------
TOTAL.......................................................     $ 23,696

    We are not incurring any expenses in connection with this reconfirmation offering. The following are estimated expenses for the reconfirmation offering payable by Look
Models:
Securities and Exchange Commission Registration Fee.. ......     $      0
Legal Fees..................................................     $ 65,000
Accounting Fees.............................................     $ 25,000
Printing and Engraving......................................     $  3,500
Miscellaneous...............................................     $    500
Transfer Agent Fees.........................................     $  1,500
                                                                --------
TOTAL.......................................................     $ 95,500

Item 26. Recent Sales of Unregistered Securities

     The registrant issued 2,000,000 shares of common stock between September 28, 1999 and September 30, 1999 to thirteen investors for cash consideration of $.01 per share for an aggregate investment of $20,000. Barney Magnusson, President, Treasurer and Director, and Leslie McGuffin, Secretary and Director, purchased 200,000 and 50,000 shares of common stock respectively. The registrant sold these shares of common stock under the exemption from registration provided by Section 4(2) of the Securities Act. No securities have been issued for services.

     Neither the registrant nor any person acting on its behalf offered or sold the securities by means of any form of general solicitation or general advertising. Purchasers or the beneficial owners of purchasers which are entities are friends or business associates of Barney Magnusson, President of the registrant.

     All purchasers represented in writing that they acquired the securities for their own accounts. A legend was placed on the stock certificates stating that the securities have not been registered under the Securities Act and cannot be sold or otherwise transferred without an effective registration or an exemption therefrom. All purchasers of our unregistered securities are accredited

EXHIBITS

Item 27.

2.1 Securities Purchase Agreement with Look Models International, Inc. dated July 25, 2000

3.1  Certificate of Incorporation of Look Models International, Inc.

3.2  Amendment to Certificate  of  Incorporation  of Look Models  International,
     Inc.

3.3      By-Laws of Look Models International and its affiliates

3.4      Articles of Association of Fordash Holdings, Ltd.


3.5      Memorandum of Association of Fordash Holdings, Ltd.

3.6      Articles of Incorporation of Look Eventmanagement GmbH

3.7      Articles of Incorporation of Look Model Management GmbH

4.1  Specimen Certificate of Common Stock*

4.2  Form of Warrant*

4.3  Form of Escrow Agreement*

4.4  Executed Escrow Agreement*

5.1  Opinion of Sheila Covino, Esq. dated October 20, 2000**

10.1 Agreement  between  Look   Eventmanagement   GmbH  and  Parfumerie  Douglas
     Gesellschaft m.b.H.

10.2 Agreement by and between Look Models International, Inc. and Models Prefer, Ltd.

10.3 Trademark   Licensing   Agreement  between  Uli  Petzold  and  Look  Models
     International, Inc.

10.4 Look Models International Certificate of Intellectual Property registration

10.5 Sample Look Evenmanagement Licensing Agreement

10.6 Sample Look Model Manangement Commission Agreement

10.7 Sample Look Model Management Mother Agency Agreement

10.8 Employment Agreement for Wolfgang Schwarz

23.1 Consent Thomas Monahan, CPA to Use Opinion

23.2 Consent of Sheila Corvino, Esq. dated October 20, 2000 to use opinion**

23.3 Consent of Horwarth Gelfond Hochstadt Pangburn, P.C.

23.4 Consent of Wolfgang Schwarz

23.5 Consent of Uli Petzold

23.7 Consent of Erwin Krause


* Previously submitted as exhibits to registration statement filed November 23, 1999.

** Previously submitted as exhibits to post effective registration statement filed November 1, 2000



Item 28.

UNDERTAKINGS

The  Registrant undertakes:

(1) To file, during any period in which offers or sales are being made, post-effective amendment to this registration statement (the "Registration Statement"):

     (i) To include any prospectus required by Section 10 (a) (3) of the Securities Act of 1933 (the "Securities Act");

     (ii) To reflect in the prospectus any facts or events arising after the Effective Date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

     (iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this registration statement, including (but not limited to) the addition of an underwriter;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be treated as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To deposit into the Escrow Account at the closing, certificates in such denominations and registered in such names as required by the Company to permit prompt delivery to each purchaser upon release of such securities from the Escrow Account in accordance with Rule 419 of Regulation C under the Securities Act. Pursuant to Rule 419, these certificates shall be deposited into an escrow account, not to be released until a business combination is consummated.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to any provisions contained in its Certificate of Incorporation, or by-laws, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized the registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia, Canada, on December 7, 2001.

                                         KINGSGATE ACQUISITIONS, INC.

                                         By: /s/Barney Magnusson
                                            ---------------------------
                                            Barney Magnusson, President

     In accordance with the requirements of the Securities Act of 1933, the registration statement was signed by the following persons in the capacities and on the dates stated.

         /s/Barney Magnusson
         -------------------------------                Dated: December 7, 2001
         Barney Magnusson
         President, Treasurer, Director

         /s/Leslie McGuffin
         -------------------------------                Dated: December 7, 2001
         Leslie McGuffin
         Secretary, Director